Exhibit 4.1

POGO PRODUCING COMPANY

6.625% Senior Subordinated Notes due 2015

INDENTURE

dated as of March 29, 2005

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Trustee

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1	Definitions
Section 1.2	Other Definitions
Section 1.3	Incorporation by Reference of Trust Indenture Act
Section 1.4	Rules of Construction

ARTICLE II

THE SECURITIES

Section 2.1	Form and Dating
Section 2.2	Execution and Authentication
Section 2.3	Registrar and Paying Agent
Section 2.4	Paying Agent To Hold Money in Trust
Section 2.5	Holder Lists
Section 2.6	Transfer and Exchange
Section 2.7	Replacement Securities
Section 2.8	Outstanding Securities
Section 2.9	Temporary Securities
Section 2.10	Cancellation
Section 2.11	Defaulted Interest
Section 2.12	CUSIP Numbers

ARTICLE III

REDEMPTION

Section 3.1	Notices to Trustee
Section 3.2	Selection of Securities To Be Redeemed
Section 3.3	Notice of Redemption
Section 3.4	Effect of Notice of Redemption
Section 3.5	Deposit of Redemption Price
Section 3.6	Securities Redeemed in Part
Section 3.7	Optional Redemption

ARTICLE IV

COVENANTS

Section 4.1	Payment of Securities
Section 4.2	SEC Reports
Section 4.3	Limitation on Indebtedness
Section 4.4	Limitation on Restricted Payments

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Section 4.5	Limitation on Layering
Section 4.6	Limitation on Liens
Section 4.7	Limitation on Restrictions on Distributions from Restricted Subsidiaries
Section 4.8	Limitation on Sales of Assets and Subsidiary Stock
Section 4.9	Limitation on Affiliate Transactions
Section 4.10	Limitation on Sale of Capital Stock of Restricted Subsidiaries
Section 4.11	Future Subsidiary Guarantees
Section 4.12	Maintenance of Properties; Insurance
Section 4.13	Payments for Consent
Section 4.14	Change of Control
Section 4.15	Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Securities
Section 4.16	Appointment to Fill a Vacancy in the Office of Trustee
Section 4.17	Provision as to Paying Agent
Section 4.18	Maintenance of Corporate Existence
Section 4.19	Compliance Certificate
Section 4.20	Taxes
Section 4.21	Stay, Extension and Usury Laws
Section 4.22	Further Instruments and Acts
Section 4.23	Effectiveness of Covenants

ARTICLE V

SUCCESSOR COMPANY

Section 5.1	Merger and Consolidation

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1	Events of Default
Section 6.2	Acceleration of Maturity; Rescission and Annulment
Section 6.3	Other Remedies
Section 6.4	Waiver of Past Defaults
Section 6.5	Control by Majority
Section 6.6	Limitation on Suits
Section 6.7	Rights of Holders to Receive Payment
Section 6.8	Collection Suit by Trustee
Section 6.9	Trustee May File Proofs of Claim
Section 6.10	Priorities
Section 6.11	Undertaking for Costs

ARTICLE VII

TRUSTEE

Section 7.1	Duties of Trustee
Section 7.2	Rights of Trustee
Section 7.3	Individual Rights of Trustee
Section 7.4	Trustee’s Disclaimer
Section 7.5	Notice of Defaults
Section 7.6	Reports by Trustee to Holders
Section 7.7	Compensation and Indemnity
Section 7.8	Replacement of Trustee
Section 7.9	Successor Trustee by Merger
Section 7.10	Eligibility; Disqualification
Section 7.11	Preferential Collection of Claims Against Company

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1	Discharge of Liability on Securities; Defeasance
Section 8.2	Conditions to Defeasance
Section 8.3	Application of Trust Money
Section 8.4	Repayment to Company
Section 8.5	Indemnity for U.S. Government Obligations
Section 8.6	Reinstatement

ARTICLE IX

AMENDMENTS

Section 9.1	Without Consent of Holders
Section 9.2	With Consent of Holders
Section 9.3	Compliance with Trust Indenture Act
Section 9.4	Revocation and Effect of Consents and Waivers
Section 9.5	Notation on or Exchange of Securities
Section 9.6	Trustee To Sign Amendments

ARTICLE X

SUBORDINATION OF SECURITIES

Section 10.1	Securities Subordinate to Senior Indebtedness
Section 10.2	Liquidation, Dissolution and Bankruptcy of Company
Section 10.3	Suspension of Payment When Designated Senior Indebtedness in Default
Section 10.4	Subrogation to Rights of Holders of Senior Indebtedness

Section 10.5	Provisions Solely to Define Relative Rights
Section 10.6	Trustee to Effectuate Subordination
Section 10.7	No Waiver of Subordination Provisions
Section 10.8	Notice to Trustee
Section 10.9	Reliance on Judicial Order or Certificate of Liquidating Agent
Section 10.10	Trustee Not Fiduciary for Holders of Senior Indebtedness
Section 10.11	Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights

ARTICLE XI

SUBSIDIARY GUARANTEE

Section 11.1	Subsidiary Guarantee
Section 11.2	Limitation on Liability
Section 11.3	Execution and Delivery of Notation of Subsidiary Guarantee
Section 11.4	Successors and Assigns; Releases
Section 11.5	No Waiver
Section 11.6	Right of Contribution
Section 11.7	No Subrogation
Section 11.8	Modification
Section 11.9	Subordination

ARTICLE XII

MISCELLANEOUS

Section 12.1	Trust Indenture Act Controls
Section 12.2	Notices
Section 12.3	Communication by Holders with other Holders
Section 12.4	Certificate and Opinion as to Conditions Precedent
Section 12.5	Statements Required in Certificate or Opinion
Section 12.6	When Securities Disregarded
Section 12.7	Legal Holidays
Section 12.8	Governing Law
Section 12.9	No Personal Liability of Directors, Officers, Employees and Shareholders
Section 12.10	Successors
Section 12.11	Multiple Originals; Counterparts
Section 12.12	Severability
Section 12.13	Consent to Jurisdiction
Section 12.14	Table of Contents; Headings
Section 12.15	No Adverse Interpretation of Other Agreements

EXHIBITS AND SCHEDULE

Exhibit A – Form of Note
Exhibit B – Form of Certificate of Transfer
Exhibit C – Form of Certificate of Exchange
Exhibit D – Form of Certificate From Acquiring Institutional Accredited Investor
Exhibit E – Form of Notation of Subsidiary Guarantee
Exhibit F – Form of Supplemental Indenture to be Delivered by Future Subsidiary Guarantors

Schedule I - Cash Equivalent Investments

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THIS INDENTURE, dated as of March 29, 2005, is between Pogo Producing Company, a Delaware corporation (the “Company”), and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 6.625% Senior Subordinated Notes due 2015 issued on the date hereof (the “Initial Securities”), the Holders of Additional Securities (as defined herein) and, if and when issued in exchange for the Initial Securities or any Additional Securities as provided in a Registration Rights Agreement (as hereinafter defined), the Company’s 6.625% Senior Subordinated Notes due 2015 provided in exchange for such Initial Securities or Additional Securities (as defined herein):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1                                      Definitions

“144A Global Security” means a Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

“ACNTA” means (without duplication), as of the date of determination:

(1)                                  the sum of:

(a)                                  discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state, federal or foreign income or similar taxes, as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of

(i)                                     estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such year-end reserve report, and

(ii)                                  estimated crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities, which reserves were not reflected in such year-end reserve report,

in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to

(iii)                               estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report and

(iv)                              reductions in the estimated oil and gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (i) through (iv), such increases and decreases shall be as estimated by the Company’s engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change which is an increase, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer;

(b)                                 the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements;

(c)                                  the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and

(d)                                 the greater of (I) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries as of a date no earlier than the date of the Company’s latest audited financial statements; minus

(2)                                  to the extent not otherwise taken into account in the immediately preceding clause (1), the sum of:

(a)                                  minority interests;

(b)                                 any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements;

(c)                                  the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(d)                                 the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to volumetric Production Payments on the schedules specified with respect thereto; and

(e)                                  the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to dollar-denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenue specified in the immediately preceding clause (1)(a) (utilizing the same prices utilized in the Company’s year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to dollar-denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, “ACNTA” will continue to be calculated as if the Company were still using the successful efforts method of accounting.

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition.  Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1)                                  any long-term property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in the Oil and Gas Business;

(2)                                  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary;

(3)                                  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or

(4)                                  the development, exploration or exploitation of Oil and Gas Properties;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Additional Securities” means any Securities (other than the Initial Securities or Exchange Securities) issued under this Indenture in accordance with Sections 2.2 and 4.3 hereof, as part of the same series as the Initial Securities to the extent outstanding and any Exchange Securities then outstanding.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.  No Person shall be deemed an Affiliate of an oil and gas royalty trust solely by virtue of ownership of units of beneficial interest in such trust.

“Agent” means any Registrar, Paying Agent, authenticating agent or agent for service of notices and demands.

“Applicable Premium” means, with respect to a Security at any time, the greater of (1) 1.0% of the principal amount of such Security at such time and (2) the excess, if any, of (A) the present value at such time of (i) the principal amount of such Security plus (ii) any required interest payments due on such Security through March 15, 2010, computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted semi-annually over (B) the principal amount of such Security.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer or exchange.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)                                  a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)                                  the disposition of cash, Cash Equivalents, Hedging Obligations and other financial instruments and rights in respect of a Production Payment, in each case in the ordinary course of business;

(3)                                  a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(4)                                  transactions permitted under Section 5.1;

(5)                                  an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Subsidiary;

(6)                                  for purposes of Section 4.8 only, the making of a Permitted Investment or a disposition of an asset that is permitted by Section 4.4;

(7)                                  an Asset Swap effected in compliance with Section 4.8, other than Section 4.8(a)(2);

(8)                                  dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than $25 million;

(9)                                  dispositions consisting of the creation of Permitted Liens;

(10)                            dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)                            the abandonment, assignment, lease, sublease or farm-out of Oil and Gas Properties, or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner that is customary in the Oil and Gas Business;

(12)                            any disposition of inventory, Hydrocarbons or other mineral products in the ordinary course of business;

(13)                            the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property; and

(14)                            foreclosure on assets.

“Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets between the Company or any of its Restricted Subsidiaries and another Person; provided, however, that any cash received must be applied in accordance with Section 4.8.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.  As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.  In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“B8/32 Partners” means B8/32 Partners, Ltd., a corporation organized under the laws of the Kingdom of Thailand, approximately 46% of the Capital Stock in which is held by the Company on the Issue Date.

“Bank Indebtedness” means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by the Company under or in respect of a Credit Facility, and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with such credit agreements, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)                                  securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)                                  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either S&P or Moody’s;

(3)                                  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank party to a Credit Facility or the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P, “A” or the equivalent thereof by Moody’s or “B” or the equivalent thereof by Thompson Bank Watch Rating;

(4)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)                                  commercial paper rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s or carrying an equivalent rating by another nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

(6)                                  interests in any money market mutual or similar fund which has assets in excess of $500 million; and

(7)                                  any Investment, in addition to those described in the preceding clauses (1)-6), defined as a Cash Equivalent Investment in the Existing Credit Facility as in effect on the Issue Date and as itemized in Schedule I to this Indenture.

“Change of Control” means:

(1)                                  any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its properties and assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such entity);

(2)                                  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(3)                                  the sale, conveyance, lease, assignment, transfer or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)                                  the adoption by the shareholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearance agency.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commodity Agreements” means, with respect to any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuation in commodity prices.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes all series and classes of such common stock.

“Consolidated Coverage Ratio” means, as of any date of determination, the ratio of (x) the aggregate amount of Consolidated EBITDA for the period of the Company’s most recent four consecutive fiscal quarters ended prior to the date of such determination for which financial statements have been filed with the SEC to (y) its Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)                                  if the Company or any Restricted Subsidiary:

(a)                                  has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)                                 has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)                                  if since the beginning of such period the Company or any Restricted Subsidiary has made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

(a)                                  the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)                                 Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)                                  if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)                                  if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) has Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act).  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).  If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income of the Company and its consolidated Restricted Subsidiaries for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)                                  Consolidated Interest Expense;

(2)                                  Consolidated Income Taxes;

(3)                                  consolidated depletion and depreciation expense;

(4)                                  consolidated exploration expense;

(5)                                  consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangible Assets;” and

(6)                                  other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to volumetric Production Payments, and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to dollar-denominated Production Payments.  Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary will be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, for any period, taxes imposed upon the Company or other payments required to be made by the Company by any governmental authority, which taxes or other payments are calculated by reference to the income or profits of the Company or the Company and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)                                  interest expense attributable to Capitalized Lease Obligations;

(2)                                  amortization of debt discount (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(3)                                  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(4)                                  interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any Person other than the Company or any Restricted Subsidiary;

(5)                                  costs associated with Hedging Obligations (including amortization of fees but excluding obligations pursuant to Commodity Agreements); provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(6)                                  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and

(7)                                  all dividends paid or payable to a Person other than the Company or a Wholly-Owned Subsidiary, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of the Company or on Preferred Stock of its Restricted Subsidiaries.

provided, however, that there will be excluded therefrom any such interest expense attributable to dollar-denominated Production Payments.

For purposes of the preceding definition, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Restricted

Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries for such period determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)                                  any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

(a)                                  subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)                                 the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)                                  any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)                                  subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)                                 the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)                                  any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)                                  any extraordinary gain or loss;

(5)                                  the cumulative effect of a change since December 31, 2004 in accounting principles;

(6)                                  any non-cash mark-to-market adjustments to assets or liabilities resulting in unrealized gains or losses in respect of Hedging Obligations; and

(7)                                  any impairments or write-downs of long-lived assets; provided, however, that any ceiling limitation write-downs in accordance with GAAP shall be treated as capitalized costs, as if such write-downs had not occurred.

In addition, notwithstanding the preceding, for the purposes of Section 4.4 only, there shall be excluded from Consolidated Net Income any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity.  Further, notwithstanding the preceding, the effects of SFAS 133 and SFAS 143 and any non-cash writedowns will be disregarded for purposes of calculating Consolidated Net Income.

“Credit Facility” means, with respect to the Company and any of its Restricted Subsidiaries, one or more debt facilities (including the Existing Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, money market lines, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), accounts payable overdraft financing or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the Existing Credit Facility or any other credit or other agreement or indenture).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.6 substantially in the form of Exhibit A hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means The Depository Trust Company, until a successor shall have been appointed and become such Depositary pursuant to this Indenture and thereafter shall mean its successor.

“Designated Senior Indebtedness,” with respect to a Person, means (1) its Bank Indebtedness (to the extent such Bank Indebtedness constitutes Senior Indebtedness) and (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $50 million and is specifically designated in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)                                  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)                                  is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3)                                  is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Securities or (b) on which there are no Securities outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; and provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially similar manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) pursuant to such provision prior to compliance by the Company with Section 4.8 and Section 4.14 and such repurchase or redemption complies with Section 4.4.

“Equity Offering” means a public or private sale (including upon exercise of options, warrants or other rights) for cash by the Company of its Common Stock, or options, warrants or other rights with respect to its Common Stock, other than public offerings with respect to the Company’s Common Stock, or options, warrants or other rights, registered on Form S-4 or S-8.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear clearance system, or any successor securities clearance agency.

“Exchange Act” means the Securities Exchange Act of 1934 and any successor statute thereto, in each case as amended from time to time.

“Exchange Securities” means Securities issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement.

“Exchanging Dealer” means a broker-dealer participating in a Registered Exchange Offer.

“Existing Credit Facility” means the Credit Agreement dated as of December 16, 2004 between the Company, as the Borrower, certain commercial lending institutions, as the Lenders, Bank of Montreal, acting through its Chicago, Illinois branch, as the Administrative Agent for the Lenders, Bank of America, N.A., Toronto Dominion (Texas) LLC and BNP Paribas, as Co-Syndication Agents, Wachovia Bank, National Association, as Documentation Agent, and Citibank, N.A. and The Bank of Nova Scotia, as Managing Agents.

The term “fair market value” means, with respect to any asset or Investment, the fair market value of such asset or Investment at the time of the event requiring such determination, as determined in good faith by senior management of the Company, which determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of recognized standing in the case of any determination of fair market value exceeding $50 million.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and has substantially all of its operations outside the United States.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.  Unless otherwise expressly provided herein, all ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“Global Securities” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities.

“Global Security Legend” means the legend set forth in Section 2.6(g)(2), which is required to be placed on all Global Securities issued under this Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)                                  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment.  The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Hydrocarbon Interests” means all rights, titles and interests in and to oil and gas leases, oil, gas and mineral leases, other Hydrocarbon leases, mineral interests, mineral servitudes, overriding royalty interests, royalty interests, net profits interests, Production Payments and other similar interests.

“Hydrocarbons” means, collectively, crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

“IAI Global Security” means a Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of any Securities transferred to Institutional Accredited Investors.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)                                  the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)                                  the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                  the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)                                  the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(5)                                  Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6)                                  the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)                                  the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)                                  the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (including any Guarantees of production or payment by such Person with respect to a Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment); and

(9)                                  to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of the agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

Notwithstanding the preceding, the following shall not constitute “Indebtedness”:

(1)                                  any obligation in respect of any Production Payment (except as set forth in clause (8) of the first paragraph of this definition of “Indebtedness”), royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties;

(2)                                  any obligation in respect of a farm-in agreement;

(3)                                  any Indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or U.S. Government Obligations (in an amount sufficient to satisfy all such Indebtedness at Stated Maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness;

(4)                                  oil or gas balancing liabilities incurred in the ordinary course of business and consistent with past practice;

(5)                                  any obligations in respect of (i) completion bonds, performance bonds, bid bonds, surety bonds and other similar bonds and (ii) bankers acceptances and letters of credit, in each case Incurred by the Company or any Restricted Subsidiary in the ordinary course of business, and any Guarantees or letters of credit functioning as or supporting any of the foregoing obligations; and

(6)                                  any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Purchasers” means, with respect to the Initial Securities, Goldman, Sachs & Co., Banc of America Securities LLC, Citigroup Global Markets Inc., Harris Nesbitt Corp., BNP Paribas Securities Corp., Scotia Capital (USA) Inc., TD Securities (USA) LLC and Wachovia Capital Markets, LLC, and with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities from the Company.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Interest Payment Date,” when used with respect to any Security, means the date specified in such Security as the date on which an installment of interest on such Security is due and payable.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments by such Person, and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment.

For purposes of Section 4.4,

(1)                                  “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as determined in accordance with the definition of such term in this Section 1.1, the results of which determination shall be set forth in an Officers’ Certificate delivered to the Trustee) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary;

(2)                                  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in accordance with the definition of such term in this Section 1.1, the results of which determination shall be set forth in an Officers’ Certificate delivered to the Trustee; and

(3)                                  if the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as determined in accordance with the definition of such term in this Section 1.1, the results of which determination shall be set forth in an Officers’ Certificate delivered to the Trustee) of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“Issue Date” means the date on which the Initial Securities are originally issued.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) provided, however, “Lien” shall not include rights created in a third Person in connection with the creation by the Company or a Restricted Subsidiary of a Production Payment.

“Material Change” means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated future development costs) of more than 50% during a fiscal quarter in the discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (1)(a) of the definition of ACNTA; provided, however, that the following will be excluded from the calculation of Material Change:

(1)                                  any acquisitions during the fiscal quarter of oil and gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

(2)                                  any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with Section 4.8.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)                                  all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)                                  all permanent repayments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)                                  all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)                                  the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Working Capital” means:

(1)                                  all current assets of the Company and its Restricted Subsidiaries; minus

(2)                                  all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness;

determined in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)                                  as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and

(2)                                  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (for which in the case of the annual Officers’ Certificate delivered pursuant to Section 4.19, at least one of such Officers shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) and that complies with Sections 12.4 and 12.5 of this Indenture and is delivered to the Trustee.

“Oil and Gas Business” means:

(1)                                  the acquisition, exploration, exploitation, development, operation or disposition of interests in crude oil, natural gas or other Hydrocarbon properties;

(2)                                  the gathering, marketing, treating, processing, storage, selling, transporting or refining of any production from such interests or properties;

(3)                                  any business relating to or arising from exploration for or development, production, gathering, marketing, treatment, processing, storage, sale, transportation or refining of crude oil, natural gas and other Hydrocarbons and products produced in association therewith; or

(4)                                  any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (1) through (3) of this definition, including raising capital to finance operations.

“Oil and Gas Properties” means Hydrocarbon Interests; Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any governmental authority having jurisdiction) which may affect all or any portion of Hydrocarbon Interests; all operating agreements, joint venture agreements, contracts and other agreements which relate to any Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to Hydrocarbon Interests; all tenements, profits á prendre, hereditaments, appurtenances and Properties in anywise appertaining, belonging, affixed or incidental to Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, water wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee, that complies with Sections 12.4 and 12.5 of this Indenture and that is delivered to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Permitted Business Investment” means any Investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting crude oil, natural gas and other Hydrocarbons through any agreement, transaction, interest or arrangement that permits one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1)                                  direct or indirect ownership of crude oil, natural gas and other Hydrocarbon properties or gathering, transportation, processing, storage or related systems; and

(2)                                  the entry into any one or more operating agreements, joint venture agreements, partnership agreements, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of crude oil, natural gas and other Hydrocarbons, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, subscription agreements, stock purchase agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements with any one or more third parties, excluding, however, Investments in corporations and publicly-traded limited partnerships.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)                                  a Restricted Subsidiary, B8/32 Partners or a Person which will, upon the making of such Investment, become a Restricted Subsidiary;

(2)                                  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its properties and assets to, the Company or a Restricted Subsidiary;

(3)                                  Permitted Business Investments;

(4)                                  cash and Cash Equivalents;

(5)                                  Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor or in settlement of any litigation or dispute;

(6)                                  Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.8;

(7)                                  Investments for consideration consisting of Capital Stock (other than Disqualified Stock) of the Company;

(8)                                  Hedging Obligations Incurred in compliance with Section 4.3; and

(9)                                  Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (9), in an aggregate amount not to exceed $75 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Junior Securities” means:

(1)                                  Capital Stock of the Company or a Subsidiary Guarantor, or

(2)                                  debt securities that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as or to a greater extent than, the Securities or the Subsidiary Guarantees, as the case may be, are subordinated to Senior Indebtedness under this Indenture.

“Permitted Liens” means, with respect to any Person:

(1)                                  Liens securing Indebtedness of such Person under a Credit Facility or any other Senior Indebtedness of such Person;

(2)                                  Liens securing Hedging Obligations so long as the related Indebtedness is permitted under this Indenture;

(3)                                  Liens for the purpose of securing the payment of all or a part of the purchase price of, or purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business, provided that:

(a)                                  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b)                                 such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(4)                                  Liens existing on the Issue Date;

(5)                                  Liens in favor of the Company or any Subsidiary Guarantor;

(6)                                  Liens on property or Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary (plus improvements, accessions, proceeds or dividends or distributions in respect of any such property); provided, however, that such Liens are not Incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; and provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(7)                                  Liens on property at the time the Company or a Restricted Subsidiary acquired the property (plus improvements, accessions, proceeds or dividends or distributions in respect of any such property), including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not Incurred in connection with, or in contemplation of, such acquisition; and provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(8)                                  Liens securing the Securities or any Subsidiary Guarantee;

(9)                                  Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured the Indebtedness being refinanced; or

(10)                            Liens incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with respect to Indebtedness that does not exceed $10 million.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Private Placement Legend” means the legend set forth in Section 2.6(g)(1) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payment” means a production payment obligation (whether volumetric or U. S. dollar-denominated) of the Company or any of its Subsidiaries which is payable from a specified share of proceeds received from production from specified Oil and Gas Properties, together with all undertakings and obligations in connection therewith.

“Property” or “property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“QIB” means any “qualified institutional buyer” as defined under Rule 144A.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, in whole or in part, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” and the terms “refinances” and “refinanced” shall have correlative meanings) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)                                  (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;

(2)                                  the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)                                  such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees and other transactional expenses Incurred in connection therewith);

(4)                                  if the Indebtedness being refinanced is subordinated in right of payment to the Securities or a Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities or such Subsidiary Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and

(5)                                  such Indebtedness is not incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) if the Company or a Subsidiary Guarantor is the obligor on the Indebtedness being refinanced; and provided, however, that a Restricted Subsidiary that is also a Subsidiary Guarantor may Guarantee Refinancing Indebtedness Incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being refinanced; and provided further, however, that if such Refinancing Indebtedness is subordinated to the Securities, such Guarantee shall be subordinated to such Restricted Subsidiary’s Subsidiary Guarantee to at least the same extent.

“Registered Exchange Offer” means an offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities or Additional Securities that have not been registered under the Securities Act, as the case may be, to issue and deliver to such Holders, in exchange for their Securities, a like aggregate principal amount of Exchange Securities that have been registered under the Securities Act.

“Registration Rights Agreement” means the Exchange and Registration Rights Agreement, dated as of the Issue Date, between the Company and the Initial Purchasers, or any similar registration rights agreement with respect to Additional Securities.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a permanent Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Regulation S.

“Related Business Assets” means long-term assets used or useful in the Oil and Gas Business or Capital Stock (other than Disqualified Stock) of a Person engaged principally in the Oil and Gas Business.

“Representative” means any trustee, agent or representative (if any) of an issue of Senior Indebtedness.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means securities issued under this Indenture.  The Initial Securities, Exchange Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and unless the context otherwise requires, all references to the Securities shall include the Initial Securities, Exchange Securities and any Additional Securities.

“Securities Act” means the Securities Act of 1933 and any successor statute thereto, in each case as amended from time to time.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor Person, and shall initially be the initial Registrar.

“Senior Indebtedness” means, with respect to either the Company or a Subsidiary Guarantor, and whether such Senior Indebtedness is outstanding on the Issue Date or thereafter Incurred, its Bank Indebtedness and all amounts payable by it under or in respect of all of its other Indebtedness, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, at the rate specified in the documentation with respect thereto, whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include any of the following (if it constitutes Indebtedness):

(1)                                  any Indebtedness Incurred in violation of this Indenture;

(2)                                  any obligation of such Person to any Subsidiary;

(3)                                  any liability for federal, state, foreign, local or other taxes owed or owing by such Person;

(4)                                  any accounts payable or other liability to trade creditors of such Person arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(5)                                  any Indebtedness, Guarantee or obligation of such Person that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Person, including any Senior Subordinated Indebtedness and any Subordinated Obligations of such Person; or

(6)                                  any Capital Stock of such Person.

“Senior Subordinated Indebtedness” means with respect to the Company, the Securities and the 2011 Notes, and with respect to a Subsidiary Guarantor, its Subsidiary Guarantee and its Guarantee, if any, with respect to the 2011 Notes, and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank equally with the Securities or such Subsidiary Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

“Shelf Registration Statement” means the shelf registration statement issued by the Company in connection with the offer and sale of Initial Securities pursuant to a Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Special Interest” means the additional interest, if any, required by Section 2(c) of the Registration Rights Agreement relating to the Initial Securities or any similar provision of a Registration Rights Agreement with respect to Additional Securities.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means, with respect to either the Company or a Subsidiary Guarantor, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or the Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.  Unless otherwise specified herein, each reference to a “Subsidiary” is to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any unconditional Guarantee, on a senior subordinated basis, of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto.

“Subsidiary Guarantor” means any Restricted Subsidiary that has provided a Subsidiary Guarantee in accordance with Section 4.11 and its successors and assigns.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to March 15, 2010; provided, however, that if the average life to March 15, 2010 of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life to March 15, 2010 of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“2011 Notes” means the 8¼% Senior Subordinated Notes due 2011 of the Company outstanding on the Issue Date.

“Unrestricted Definitive Security” means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a permanent Global Security substantially in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Securities that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)                                  any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Company in the manner provided below; and

(2)                                  any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)                                  such Subsidiary or any of its Subsidiaries does not, at the time of designation or at any time thereafter, own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)                                  all the Indebtedness of such Subsidiary and its Subsidiaries (excluding any Indebtedness owing to the Company or any Restricted Subsidiary) shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)                                  such designation and the Investment of the Company in such Subsidiary complies with Section 4.4;

(4)                                  such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5)                                  such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)                                  to subscribe for additional Capital Stock of such Person; or

(b)                                 to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)                                  on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company or such Restricted Subsidiary, as applicable, than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Company shall be evidenced to the Trustee by filing with the Trustee an Officers’ Certificate reflecting such designation and certifying that such designation complies with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under Section 4.3(a) on a pro forma basis taking into account such designation.

“U.S. Dollar-Equivalent” means, with respect to any monetary amount in a currency other than the U.S. dollar, at or as of any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by the Company) at approximately 11:00 a.m. (New York City time) on the date not more than two Business Days prior to such determination.  Whenever the definitions in this Section 1.1 or the provisions of Article IV or Article VI refer to an amount in U.S. dollars, that amount shall be deemed to refer to the U.S. Dollar Equivalent of the amount denominated in any other currency or currency unit, including composite currencies.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

Section 1.2                                      Other Definitions

“Affiliate Transaction”	4.9
“Asset Disposition Offer Amount”	4.8(c)
“Asset Disposition Offer Period”	4.8(c)
“Asset Disposition Offer”	4.8(b)
“Asset Disposition Purchase Date”	4.8(c)
“Authenticating Agent”	2.2
“Blockage Notice”	10.3(b)
“Borrowed Money Payment Default”	6.1
“Change of Control Offer”	4.14
“Change of Control Payment Date”	4.14
“Change of Control Payment”	4.14
“covenant defeasance option”	8.1(a)
“Defaulted Interest”	2.11
“Event of Default”	6.1
“Excess Proceeds”	4.8(b)
“Initial Securities”	Preamble
“legal defeasance option”	8.1(a)
“Legal Holiday”	12.7
“Non-Payment Default”	10.3(b)
“Pari Passu Notes”	4.8(b)
“pay the Securities”	10.3(a)
“Paying Agent”	2.3
“Payment Blockage Period”	10.3(b)
“Payment Default”	10.3(a)
“Obligations”	11.1
“Registrar”	2.3
“Restricted Payment”	4.4(a)
“Successor Company”	5.1(a)

Section 1.3                                      Incorporation by Reference of Trust Indenture Act

Whether or not qualified under the Trust Indenture Act, this Indenture is deemed to be subject to the provisions of the Trust Indenture Act that are applicable to all indentures qualified thereunder, such provisions being incorporated by reference in and made a part of this Indenture.  The following Trust Indenture Act terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

Section 1.4                                      Rules of Construction

Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  “including” means including without limitation, whether or not so indicated;

(5)                                  words in the singular include the plural and words in the plural include the singular;

(6)                                  unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7)                                  references to sections of or rules under the Exchange Act or the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(8)                                  “herein,” “hereof” and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.

ARTICLE II

THE SECURITIES

Section 2.1                                      Form and Dating

(a)                                  General.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The notations of any Subsidiary Guarantees on the Securities shall be substantially in the form of Exhibit E hereto.  The Securities may have other notations, legends or endorsements required by law, stock exchange rule or usage.  Each Security shall be dated the date of its authentication.  The Securities shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling to the extent permitted by law.

(b)                                 Global Securities.  Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto).  Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto).  Each Global Security shall represent such aggregate principal amount of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases, transfers of interests and redemptions.  Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee, or the Securities Custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof. Participants and Indirect Participants shall have no rights under this Indenture or any Global Security with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian.

Securities offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more 144A Global Securities, and Securities offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Security.  Each such 144A Global Security and Regulation S Global Security shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  If beneficial interests in any such 144A Global Security or Regulation S Global Security are transferred to an Institutional Accredited Investor, then, for so long as the Applicable Procedures shall so permit, such beneficial interests shall be represented by an IAI Global Security having an initial principal amount equal to the aggregate amount of such beneficial interests, and such IAI Global Security shall be deposited on behalf of the beneficial owners of the Securities represented thereby with the Securities Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(c)                                  Euroclear and Clearstream Procedures Applicable.  The procedures of Euroclear and Clearstream shall be applicable to transfers of beneficial interests in the Global Securities that are held by Participants through Euroclear or Clearstream.

Section 2.2                                      Execution and Authentication

One Officer shall sign the Securities for the Company by manual or facsimile signature.  One Officer shall sign each notation of Subsidiary Guarantee for each Subsidiary Guarantor by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security.  The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.  The form of Trustee’s certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

The Trustee shall authenticate and deliver: (i) Initial Securities for original issue in an aggregate principal amount of $300 million, (ii) if and when issued, Additional Securities (which may be in the form of Initial Securities or in the form of Exchange Securities) and (iii) Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Company signed by one Officer of the Company.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be in the form of Initial Securities or Exchange Securities.  The Company may issue Additional Securities under this Indenture subsequent to the Issue Date, subject to Section 4.3 of this Indenture; provided, however, in no event may the Company issue any Additional Securities at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities.  Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.3                                      Registrar and Paying Agent

The Company shall at all times maintain in the continental United States an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), and it shall designate or maintain an office or agency in the City and State of New York where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any such additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not named in this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying

Agent, the Trustee shall act as such.  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the TIA’s provisions of this Indenture that relate to such Agent.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints the Trustee as Registrar and Securities Custodian at its office indicated in Section 12.2.  Initially, the Company appoints the Trustee as Paying Agent, and the office or agency of the Company in the City and State of New York where Securities may be presented for payment is the offices of The Bank of New York at 101 Barclay Street, Lobby, New York, New York 10286.

Section 2.4                                      Paying Agent To Hold Money in Trust

(a)                                  By at least 11:00 a.m. (New York City time) on the date on which any principal, premium, if any, or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest when due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest, if any, on the Securities and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or a Subsidiary acts as Paying Agent, it shall comply with Section 4.17.  The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any Event of Default under Section 6.1(1) or (2), upon written request to a Paying agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent and, in each case, to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee.  Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities or, if it does not at such time maintain an office in the City and State of New York where Securities may be presented or surrendered for payment, then it shall cause such a Paying Agent to be appointed.

(b)                                 Anything in this Section 2.4 or Section 4.17 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any Paying Agent hereunder, as required by this Section 2.4 or Section 4.17, such sums to be held by the Trustee upon the trusts herein contained.

(c)                                  Anything in this Section 2.4 or Section 4.17 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 2.4 or Section 4.17 is subject to the provisions of Section 8.4 and Section 8.6.

Section 2.5                                      Holder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with

TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6                                      Transfer and Exchange

(a)                                  Transfer and Exchange of Global Securities.  A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities unless:

(1)                                  the Company delivers to the Trustee and the Registrar notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

(2)                                  there has occurred and is continuing an Event of Default and DTC notifies the Trustee and the Registrar of its decision to exchange the Global Securities for Definitive Securities.

Upon the occurrence of either of the preceding events described in subparagraph (1) or (2) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee and the Registrar.  Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 2.7 and Section 2.9 hereof.  Except as provided above, every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.6, Section 2.7 or Section 2.9 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security.  A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a) however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.6(b) or Section 2.6(f) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein, including those set forth in the Private Placement Legend, to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                  Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Security may not be to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1).

(2)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.  Upon consummation of a Registered Exchange Offer, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letters of Transmittal by the transferors of such beneficial interests.

(3)                                  Transfer of Beneficial Interests to Another Restricted Global Security.  A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

(A)                              if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                                if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                                if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certification in item (3) thereof, and the transferee must deliver a certificate in the form of Exhibit D hereto, and, if such transfer is in respect of an aggregate principal amount of Securities of less than $250,000, an Opinion of Counsel reasonably acceptable to the Company and the Registrar that such transfer is in compliance with the Securities Act and any applicable securities laws of any state of the United States.

(4)                                  Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security.  A beneficial interest in any

Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and:

(A)                              such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the related Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary’s book-entry system to the effect required by the Registration Rights Agreement and SEC interpretations;

(B)                                such transfer is effected pursuant to a Shelf Registration Statement in accordance with the related Registration Rights Agreement;

(C)                                such transfer is effected by an Exchanging Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and SEC interpretations; or

(D)                               the Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certification in item (1)(a) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certification in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Securities.  Beneficial interests in a Global Security may be exchanged or transferred for Definitive Securities only as provided in Section 2.6(a) hereof.

(d)                                 Transfer and Exchange of Definitive Securities for Beneficial Interests.  If issued, Definitive Securities may not be exchanged or transferred for beneficial interests in a Global Security, unless otherwise allowed by the Company in its discretion and, in such a case, subject to such procedures as it, the Trustee and any Agent may establish and to any Applicable Procedures.

(e)                                  Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(1)                                  Restricted Definitive Securities to Restricted Definitive Securities.  Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A)                              if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                                if the transfer will be made to an Institutional Accredited Investor, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certification in item (3) thereof, and the transferee must deliver a certificate in the form of Exhibit D hereto, and, if such transfer is in respect of an aggregate principal amount of Securities of less than $250,000, an Opinion of Counsel reasonably acceptable to the Company and the Registrar that such transfer is in compliance with the Securities Act and any applicable securities laws of any state of the United States.

(2)                                  Restricted Definitive Securities to Unrestricted Definitive Securities.  Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted

Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A)                              such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the related Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary’s book-entry system to the effect required by the Registration Rights Agreement and SEC interpretations;

(B)                                any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the related Registration Rights Agreement;

(C)                                any such transfer is effected by an Exchanging-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and SEC interpretations; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certification in item (1)(b) thereof; or

(ii)                                  if the Holder of such Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certification in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                  Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

(f)                                    Registered Exchange Offer.  Upon the occurrence of a Registered Exchange Offer in accordance with the related Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate:

(A)                              one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal or via the Depositary’s book-entry system to the effect required by the applicable Registration Rights Agreement and SEC interpretations, and accepted for exchange in the Registered Exchange Offer; and

(B)                                Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of any Restricted Definitive Securities tendered by Persons who make the foregoing certifications and accepted for exchange in the Registered Exchange Offer.

Concurrently with the issuance of such Securities, the Registrar shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate, and deliver to the Persons designated by the Holders of any Definitive Securities so accepted, Unrestricted Definitive Securities in the appropriate principal amount.

(g)                                 Legends.  The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture, until the expiration of the applicable holding period with respect to the Securities set forth in Rule 144(A) under the Securities Act (or, in the case of Securities issued under Regulation S, the expiration of the Restricted Period).

(1)                                  Private Placement Legend.

(A)                              Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO THE COMPANY, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (5) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH

ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

(B)                                Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (b)(4), (e)(2), (e)(3) or (f) to this Section 2.6 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)                                  Global Security Legend.  Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE SECURITIES CUSTODIAN MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL

INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)                                 Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Registrar or by the Depositary at the direction of the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Registrar or by the Depositary at the direction of the Registrar to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(1)                                  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company’s order or at the Registrar’s request.

(2)                                  No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by this Indenture and payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.9, 3.6, 3.7, 4.8 and 4.14 hereof).

(3)                                  All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(4)                                  None of the Company, the Trustee or the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period of 15 days before the day of any selection of Securities for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

(5)                                  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal, interest and premium (if any) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(6)                                  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.7                                      Replacement Securities

If any mutilated Security is surrendered to the Registrar or the Company and the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of a written order of the Company conforming to Section 2.2 hereof, will authenticate a replacement Security (accompanied by a notation of any Subsidiary Guarantees duly endorsed by any Subsidiary Guarantors) if the Registrar’s and the Company’s reasonable requirements are met.  If required by the Registrar or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Registrar, the Trustee and the Company to protect the Company, the Trustee, the Registrar, any other Agent and any Authenticating Agent from any loss that any of them may suffer if a Security is replaced.  The Company may charge for its expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company, evidencing the same debt as the destroyed, lost or stolen security, and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.8                                      Outstanding Securities

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the beneficial interests in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 12.6 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

Section 2.9                                      Temporary Securities

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the

Trustee shall authenticate definitive Securities in exchange for temporary Securities.  Holders of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of definitive Securities.

Section 2.10                                Cancellation

The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel and destroy in accordance with its normal practice (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee and the Registrar to deliver canceled Securities to the Company.  The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee or the Registrar for cancellation.

Section 2.11                                Defaulted Interest

If the Company defaults in a payment of interest (“Defaulted Interest”) on the Securities, the Company shall pay Defaulted Interest (as provided in Section 4.1) in any lawful manner.  The Company may pay the Defaulted Interest to the Persons who are Holders on a subsequent special record date.  The Company shall fix or cause to be fixed (or upon the Company’s failure to do so the Trustee shall fix pursuant to a written instruction of Holders of at least a majority in principal amount of the outstanding Securities) any such special record date and payment date to the reasonable satisfaction of the Trustee which special record date shall not be less than 10 days prior to the payment date for such Defaulted Interest and the Company, or at the Company’s request, the Trustee, shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of Defaulted Interest to be paid.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.11.

Section 2.12                                CUSIP Numbers

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any changes in “CUSIP” numbers.

ARTICLE III

REDEMPTION

Section 3.1                                      Notices to Trustee

If the Company elects to redeem Securities pursuant to Section 3.7 hereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it requests the Trustee to give notice to such redemption.

The Company shall give each notice to the Trustee provided for in this Section 3.1 at least five Business Days (unless the Trustee consents to a shorter period) before the date of giving notice of a redemption pursuant to Section 3.3.  Such notice shall be accompanied by an Officers’ Certificate to the effect that such redemption will comply with the conditions herein (including any conditions in the Notes).  If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days after the date of such notice.

Section 3.2                                      Selection of Securities To Be Redeemed

In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis.  The Trustee shall make the selection from outstanding Securities not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000.  Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.  The Trustee may rely upon information provided by the Registrar for purposes of this Section 3.2.

The provisions of the preceding paragraph of this Section 3.2 shall not apply with respect to any redemption affecting only a Global Security, whether such Global Security is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Security shall be in an authorized denomination.

Section 3.3                                      Notice of Redemption

At least 10 days but not more than 60 days before a date for redemption of Securities, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1)                                  the Redemption Date;

(2)                                  the Redemption Price (or, in the case of a redemption pursuant to Section 3.7(c), the method or basis for determining such Redemption Price) and the amount of accrued and unpaid interest per $1,000 principal amount of the Securities to the Redemption Date.

(3)                                  the name and address of the Paying Agent where Securities are to be surrendered;

(4)                                  that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(5)                                  if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)                                  that, unless the Company defaults in making such redemption payment, interest on Securities (or portions thereof) called for redemption ceases to accrue on and after the Redemption Date;

(7)                                  the CUSIP number, if any, printed on the Securities being redeemed; and

(8)                                  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemption.

At the Company’s request and in accordance with Section 3.1, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with the information required by this Section 3.3, and if the Company elects to give the notice of redemption it shall give a copy to the Trustee at the same time.

Section 3.4                                      Effect of Notice of Redemption

Once notice of redemption is mailed to Holders, Securities (or portions thereof) called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price stated in the notice.  A notice of redemption may not be conditional.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.5                                      Deposit of Redemption Price

No later than 11:00 a.m., New York City time, on the related Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.  If the Company complies with the provisions of this paragraph, then on and after the Redemption Date, interest will cease to accrue on the Securities or the portions of Securities called for redemption.

Section 3.6                                      Securities Redeemed in Part

Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.  The Trustee shall notify the Registrar of the issuance of such new Security.

Section 3.7                                      Optional Redemption

(a)                                  On and after March 15, 2010, the Company may redeem all or, from time to time, part of the Securities upon not less than 10 nor more than 60 days’ notice at the Redemption Prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest on the Securities, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning March 15 of the years indicated:

Year	Redemption Price
2010	103.313%
2011	102.208%
2012	101.104%
2013 and thereafter	100.000%

(b)                                 Prior to March 15, 2008, the Company may on one or more occasions redeem up to 35% of the aggregate original principal amount of the Securities (including any Additional Securities), with the Net Cash Proceeds of one or more Equity Offerings at a Redemption Price of 106.625% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that (i) at least 65% of the aggregate original principal amount of the Securities (including any Additional Securities) remains outstanding after each such redemption and (ii) such redemption occurs within 120 days after the closing of the related Equity Offering.

(c)                                  The Company may, at its option, prior to March 15, 2010, redeem the Securities (including any Additional Securities), as a whole at any time or in part from time to time, at a Redemption Price equal to the sum of:

(1)                                  the principal amount thereof, plus

(2)                                  accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), plus

(3)                                  the Applicable Premium at the Redemption Date.

If the Company elects to redeem any Securities pursuant to this Section 3.7(c), it shall deliver to the Trustee an Officer’s Certificate setting forth the Redemption Price no later than the Business Day next preceding the Redemption Date.

(d)                                 Except pursuant to the preceding paragraph (b) or (c), the Securities will not be redeemable at the Company’s option prior to March 15, 2010.  Except as set forth under Sections 4.8 and 4.14, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities or to repurchase the Securities at the option the Holders.

(e)                                  Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

ARTICLE IV

COVENANTS

Section 4.1                                      Payment of Securities

The Company covenants and agrees for the benefit of the Holders of the Securities that it shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal, premium, if any, and interest on the Securities shall be considered paid on the date due if by 11:00 a.m., New York City time, on such date a Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Paying Agent is not prohibited from paying money to Holders of the Securities on that date pursuant to the terms of this Indenture.

The Company will pay interest (which includes post-petition interest that may be paid in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect on Securities; it will pay interest (which includes post-petition interest that may be paid in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate as on overdue principal to the extent lawful.

All references in this Indenture, the Securities or the Subsidiary Guarantees to interest shall be deemed to include Special Interest, unless the context indicates otherwise.  The Company shall notify the Trustee in writing of the amount of any Special Interest payable on any Securities in advance of the relevant Interest Payment Date.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, interest or premium (if any) payments hereunder.

Section 4.2                                      SEC Reports

Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company will furnish to the Trustee, within the time periods specified in the SEC’s rules and regulations for reports required to be filed with it (including any filing extensions granted by the SEC):

(1)                                  all quarterly and annual reports with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10 Q and 10 K if the Company were required to file such reports; and

(2)                                  all current reports that would be required to be filed with the SEC on Form 8 K if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants.

In addition, whether or not required by the SEC, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC (unless the SEC will not accept such a filing) for public availability within the time periods specified in the SEC’s rules and regulations applicable to such reports (including any filing extensions granted by the SEC) and will post the reports on its website within such time periods.

In addition, the Company agrees that, for so long as any Securities remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to Holders of Securities and to prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Company shall at all times comply with TIA Section 314(a).

Section 4.3                                      Limitation on Indebtedness

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any Subsidiary Guarantor may Incur Indebtedness if on the date thereof:

(1)                                  the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.25 to 1.00; and

(2)                                  no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

(b)                                 Notwithstanding Section 4.3(a), any of the following may be Incurred, to the extent constituting Indebtedness:

(1)                                  additional Indebtedness of the Company and its Restricted Subsidiaries Incurred pursuant to any Credit Facility, so long as the aggregate amount of all Indebtedness Incurred under this clause (1) that is at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) does not exceed the greater of (x) $1 billion and (y) $500 million plus 12.5% of ACNTA, in each case, as of the date of such Incurrence;

(2)                                  Indebtedness of the Company owing to and held by any Restricted Subsidiary or B8/32 Partners or Indebtedness of a Restricted Subsidiary owing to and held by the Company, any Restricted Subsidiary or B8/32 Partners; provided, however,

(A)                              if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities; and

(B)                                (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company, a Restricted Subsidiary or B8/32 Partners and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company, a Restricted Subsidiary or B8/32 Partners shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; and provided further, however, that this clause (2) will no longer relate to any Indebtedness owing to B8/32 Partners if the Company no longer holds, directly or indirectly, at least 46% of its Capital Stock;

(3)                                  Indebtedness represented by (a) the Securities issued on the Issue Date and any Subsidiary Guarantees, (b) any other Indebtedness (other than the Indebtedness described in Section 4.3(b)(1) and Section 4.3(b)(2)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this Section 4.3(b)(3) or Section 4.3(b)(4) or Incurred pursuant to Section 4.3(a);

(4)                                  Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.3(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4);

(5)                                  any Hedging Obligations; provided, that such Hedging Obligations are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and are Incurred for bona fide hedging purposes (and not for speculative purposes) of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company);

(6)                                  any Indebtedness arising from any agreement of the Company or a Restricted Subsidiary providing for indemnities, Guarantees, purchase price adjustments, holdbacks, contingent payment obligations based on the performance of acquired or disposed assets or similar obligations (but excluding Guarantees of Indebtedness) Incurred by the Company or any Restricted Subsidiary in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary;

(7)                                  the Guarantee by the Company of Indebtedness of any of its Restricted Subsidiaries or by any Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary, in each case, that was permitted to be Incurred by another provision of this covenant; and

(8)                                  in addition to the items referred to in clauses (1) through (7) above, Indebtedness of the Company and its Restricted Subsidiaries (including Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date such Restricted Subsidiary was acquired by the Company) in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (8) and then outstanding, will not exceed $50 million at any time outstanding.

(c)                                  [Intentionally omitted].

(d)                                 For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.3:

(1)                                  in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.3(a) and Section 4.3(b), the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence, and thereafter may reclassify such item of Indebtedness, and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2)                                  all Indebtedness outstanding on the date of this Indenture under a Credit Facility shall be deemed initially Incurred on the Issue Date under Section 4.3(b)(1) and not Section 4.3(a) or Section 4.3(b)(3);

(3)                                  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4)                                  if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to Section 4.3(b)(1) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(5)                                  the principal amount of any Disqualified Stock of the Company or Preferred Stock of a Restricted Subsidiary will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6)                                  Indebtedness permitted by this Section 4.3 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(7)                                  the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(e)                                  Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.3.  The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

(f)                                    If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.3, the Company shall be in Default of this covenant).

(g)                                 For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar-Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, however, that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness (including any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such Indebtedness being refinanced and fees and other transactional expenses Incurred in connection therewith) does not exceed the principal amount of such Indebtedness being refinanced.  Notwithstanding any other provision of this Section 4.3, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 4.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.  The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.4                                      Limitation on Restricted Payments

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)                                  declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(A)                              dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock), including options, warrants or other rights to purchase such Capital Stock of the Company; and

(B)                                dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis);

(2)                                  purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company;

(3)                                  purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations of the Company or a Subsidiary Guarantor (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any such Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)                                  make any Restricted Investment in any Person; (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) of this Section 4.4(a) is referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(A)                              a Default has occurred and is continuing (or would result therefrom); or

(B)                                the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.3(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

(C)                                the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (other than as set forth in clauses (1), (2), (3), (7), (8) and (9) of Section 4.4(b)) would exceed the sum of:

(i)                                     50% of Consolidated Net Income for the period (treated as one accounting period) from April 1, 2001 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

(ii)                                  100% of the aggregate Net Cash Proceeds or the fair market value of property other than cash (including Capital Stock of Persons engaged in the Oil and Gas Business or property used in the Oil and Gas Business), received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than any Net Cash Proceeds or property received from an issuance or sale of such Capital Stock to (x) a Subsidiary of the Company, (y) an employee stock ownership plan or (z) a trust established by the Company or any of its Subsidiaries for the benefit of employees) and 100% of any cash contribution to its common equity capital subsequent to the Issue Date; plus

(iii)                               the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); plus

(iv)                              to the extent that any Restricted Investment (other than an Investment made pursuant to Section 4.4(b)(9)) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of:

a.                                       the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); and

b.                                      the initial amount of such Restricted Investment; plus,

(v)                                 to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of:

a.                                       the fair market value of the Company’s Investment in such Subsidiary as of the date of such redesignation; or

b.                                      such fair market value, as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date;

provided, however, that no amount will be included under clauses (iv) or (v) to the extent it is already included in Consolidated Net Income.

(b)                                 The foregoing provisions of Section 4.4(a) will not prohibit:

(1)                                  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of the Company or its direct or indirect parent or Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to (x) a Subsidiary of the Company, (y) an employee stock ownership plan or (z) a trust established by the Company or any of its Subsidiaries for the benefit of employees); provided, however, that the amount of any such Net Cash Proceeds that are utilized for any such acquisition or retirement will be excluded from clause (C)(ii) of the preceding paragraph;

(2)                                  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or a Subsidiary Guarantor that, in each case, are permitted to be Incurred pursuant to Section 4.3 and that in each case constitutes Refinancing Indebtedness;

(3)                                  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 4.3 and that in each case constitutes Refinancing Indebtedness;

(4)                                  dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

(5)                                  so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock of the Company or any of its Restricted Subsidiaries, held by any current or former officer, director or employee of the Company or any Restricted Subsidiary pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed $5 million in the aggregate in any calendar year (with 50% of the unused amounts in any calendar year being carried over to succeeding calendar years);

(6)                                  so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense;”

(7)                                  repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

(8)                                  the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations; and

(9)                                  Restricted Payments in an aggregate amount not to exceed $50 million since the Issue Date (after giving effect to any subsequent reduction in the amount of any Investment made pursuant to this clause (9) as a result of the repayment or other disposition thereof for cash, the amount of such reduction not to exceed the initial amount of such Investment).

(c)                                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the securities or other assets proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in the manner contemplated by the definition of the term “fair market value” in Section 1.1, and the results of such determination will be evidenced by an Officers’ Certificate delivered to the Trustee.

Section 4.5                                      Limitation on Layering

The Company will not, and will not permit any Subsidiary Guarantor to, Incur any Indebtedness that is subordinate or junior in right of payment to any of its Senior Indebtedness and senior in right of payment to the Securities or its Subsidiary Guarantee, as the case may be.  Unsecured Indebtedness of the Company or a Subsidiary Guarantor shall not be deemed to be subordinate or junior to its secured Indebtedness merely because it is unsecured.

Section 4.6                                      Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) securing Indebtedness upon any of its property or assets (including Capital Stock of its Restricted Subsidiaries), whether owned on the Issue Date or acquired after that date, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Securities or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, equally and ratably with (or prior to in the case of Liens with respect to its Subordinated Obligations) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Section 4.7                                      Limitation on Restrictions on Distributions from Restricted Subsidiaries

(a)                                  The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)                                  pay dividends or make any other distributions on its Capital Stock to, or pay any Indebtedness or other obligations owed to, the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)                                  make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)                                  transfer any of its property or assets to the Company or any Restricted Subsidiary.

(b)                                 The provisions of Section 4.7(a) will not prohibit:

(1)                                  any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including this Indenture and a Credit Facility in effect on such date;

(2)                                  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary became a Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date;

(3)                                  any encumbrance or restriction pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.7(b)(1), Section 4.7(b)(2), Section 4.7(b)(4) or this Section 4.7(b)(3) or contained in any amendment to an agreement referred to in Section 4.7(b)(1), Section 4.7(b)(2), Section 4.7(b)(4) or this Section 4.7(b)(3); provided, however, that the encumbrances and restrictions contained in any such agreement are no less favorable, in the aggregate, in any material respect to the Holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in Section 4.7(b)(1), Section 4.7(b)(2) or Section 4.7(b)(4) on the Issue Date or the date the applicable Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

(4)                                  in the case of Section 4.7(a)(3), any encumbrance or restriction:

(A)                              that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, farm-in agreement or farm-out agreement, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(B)                                contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness or other obligations of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(C)                                pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(D)                               with respect to the disposition or distribution of property or assets in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business;

(E)                                 pursuant to any merger agreements, stock purchase agreements, asset sale agreements and similar agreements limiting the transfer of any property assets pending consummation of the subject transaction; or

(F)                                 pursuant to typical cash management plans that provide for an orderly repatriation of funds designed to optimize after-tax cash flow and agreed to by all shareholders of a Foreign Subsidiary;

(5)                                  (i) purchase money obligations for property acquired in the ordinary course of business and (ii) Capitalized Lease Obligations permitted under this Indenture, in each case that impose encumbrances or restrictions of the nature described in Section 4.7(a)(3) on the property or assets so acquired;

(6)                                  any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all of the Capital Stock or properties and assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; and

(7)                                  any restriction on cash or other deposits or net worth imposed by customers under agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business.

Section 4.8                                      Limitation on Sales of Assets and Subsidiary Stock

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)                                  the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition and in accordance with the definition of such term in Section 1.1, the results of which determination shall be set forth in an Officers’ Certificate delivered to the Trustee), of the shares or other assets subject to such Asset Disposition;

(2)                                  at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)                                  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

(A)                              first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness of the Company or a Subsidiary Guarantor), to prepay, repay or purchase any such Senior

Indebtedness or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days (or, in the case of an Asset Disposition that results in Net Available Cash subject to the benefits of the American Jobs Creation Act of 2004, within 730 days) from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

(B)                                second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 365 days (or, in the case of an Asset Disposition that results in Net Available Cash subject to the benefits of the American Jobs Creation Act of 2004, within 730 days) from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that this requirement shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the investment referred to in this clause (B) is entered into within such 365 days (or 730 days, as the case may be) and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement;

provided that pending the final application of any such Net Available Cash in accordance with clause (A) or clause (B) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

(b)                                 Any Net Available Cash from Asset Dispositions that is not applied or invested (or subject to an agreement committing to invest) as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.”  On the 366th day after an Asset Disposition (or, in the case of an Asset Disposition that results in Net Available Cash subject to the benefits of the American Jobs Creation Act of 2004, on the 731st day thereafter), if the aggregate amount of Excess Proceeds exceeds $20 million, a “triggering event” shall be deemed to have occurred, which will result in the obligation of the Company to make an offer (“Asset Disposition Offer”) to all Holders of Securities, and to the extent required by the terms of its other Senior Subordinated Indebtedness, to all holders of its other Senior Subordinated Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Senior Subordinated Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”), to purchase the maximum principal amount of Securities and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and Pari Passu Notes plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Asset Disposition Purchase Date referred to below), in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000.  To the extent that the aggregate amount of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture.  If the aggregate principal amount of Securities surrendered by Holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, then (a) the Trustee shall determine the aggregate principal amount of Securities, on the one hand, and Pari Passu Notes, on the other hand, to be purchased on a pro rata basis based on the aggregate principal amount of tendered Securities and Pari Passu Notes, respectively, and (b) the amount of the Excess Proceeds allocable to the Securities shall be applied to purchase Securities on a pro rata basis based on the aggregate principal amount of tendered Securities.  Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(c)                                  The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”).  No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Securities and Pari Passu Notes required to be purchased pursuant to this Section 4.8 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Securities and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

(d)                                 [Intentionally omitted.]

(e)                                  On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Securities and Pari Passu Notes or portions of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000.  The Company will deliver to the Trustee an Officers’ Certificate stating that the Securities were accepted for payment by the Company in accordance with the terms of this Section 4.8 and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes.  The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Securities or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Securities or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue new Securities, and the Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Securities to such Holder, in a principal amount equal to any unpurchased portion of the Securities surrendered.  In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes.  Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

(f)                                    For the purposes of this Section 4.8, the following will be deemed to be cash:

(1)                                  the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or a Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor and the release of the Company or such Subsidiary Guarantor or other Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with Section 4.8(a)(3)(A); and

(2)                                  securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 60 days.

(g)                                 [Intentionally omitted.]

(h)                                 The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.8.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.8, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.8 by virtue of any conflict.

Section 4.9                                      Limitation on Affiliate Transactions

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1)                                  the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate or, if no comparable transaction with a Person that is not an Affiliate is available, on terms that are fair from a financial point of view to the Company or such Restricted Subsidiary;

(2)                                  in the event such Affiliate Transaction involves an aggregate consideration in excess of $25 million, an Officers’ Certificate shall have been delivered to the Trustee certifying that such Affiliate Transaction satisfies the criteria in clause (1) of this Section 4.9 and that the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company; and

(3)                                  in the event such Affiliate Transaction involves an aggregate consideration in excess of $50 million, the Officers’ Certificate referred to in clause (2) of this Section 4.9 shall also include a certification that the terms of such transaction shall have been approved by a majority of the members of the Board of Directors of the Company having no personal stake in such transaction (other than through ownership of Capital Stock of the Company), if any, or if there are no such members, then the Company shall have received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that the terms of such Affiliate Transaction are not materially less favorable to the Company or the applicable Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate or that such terms are fair from a financial point of view to the Company or the applicable Restricted Subsidiary.

(b)                                 Section 4.9(a) will not apply to:

(1)                                  any Restricted Payment or any Permitted Investment permitted to be made pursuant to Section 4.4;

(2)                                  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of directors, officers and employees either in the ordinary course of business or as approved by the Board of Directors of the Company;

(3)                                  loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries, in each case only as permitted by Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $5 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

(4)                                  any transaction between the Company and a Restricted Subsidiary or B8/32 Partners or between Restricted Subsidiaries or between any Restricted Subsidiary and B8/32 Partners;

(5)                                  any transaction effected pursuant to the terms of an agreement that was entered into, alone or as part of a series of agreements, pursuant to or in accordance with this Section 4.9; and

(6)                                  the payment of reasonable and customary fees and compensation to, and indemnity provided on behalf of, officers and directors of the Company or any Restricted Subsidiary.

Section 4.10                                Limitation on Sale of Capital Stock of Restricted Subsidiaries

(a)                                  The Company will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors’ qualifying shares) to any Person except:

(1)                                  to the Company or a Wholly-Owned Subsidiary; or

(2)                                  in compliance with Section 4.8 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

(b)                                 Notwithstanding the preceding paragraph, the Company may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with Section 4.8.

Section 4.11                                Future Subsidiary Guarantees

The Company will not permit any Restricted Subsidiary (other than a Foreign Subsidiary or a Restricted Subsidiary that is already a Subsidiary Guarantor) to Guarantee the payment of any Indebtedness of the Company or any other Subsidiary Guarantor, unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of such Restricted Subsidiary pursuant to this Indenture, substantially in the form attached hereto as Exhibit F.

Section 4.12                                Maintenance of Properties; Insurance

The Company shall cause all material Properties owned by the Company or any Restricted Subsidiary and used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted); provided, however, that nothing in this Section 4.12 shall prevent the Company from discontinuing the maintenance of any of such Properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.  Notwithstanding the foregoing, nothing contained in this Section 4.12 shall limit or impair in any way the right of the Company and its Restricted Subsidiaries to sell, divest and otherwise to engage in transactions that are otherwise permitted by this Indenture.

The Company shall at all times keep all of its and its Restricted Subsidiaries’ Properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that Property of similar character is usually so insured by corporations similarly situated and owning like Properties.

The Company may adopt such other plan or method of protection, in lieu of or supplemental to insurance with insurers, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, conforming to the systems of self-insurance maintained by corporations similarly situated and owning like Properties, as may be determined by the Company.

Section 4.13                                Payments for Consent

The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder (or beneficial owner) of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders (or beneficial owners) of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Section 4.14                                Change of Control

If a Change of Control occurs, then such Change of Control shall constitute a “triggering event” which shall result in the obligation of the Company to offer to repurchase from each Holder all or any part of such Holder’s Securities (in principal amounts equal to $1,000 or an integral multiple thereof), at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Payment date referred to below).

Within 30 days following any Change of Control, the Company will mail a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities, at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Payment Date referred to below) (the “Change of Control Payment”); (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and (3) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Securities repurchased.

On or before the Change of Control Payment Date, the Company will, to the extent lawful:  (1) accept for payment all Securities (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities (or portions thereof) so tendered; and (3) deliver or cause to be delivered to the Trustee the Securities (or portions thereof) so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities (or portions thereof) being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities (or, if the Securities are in global form, make such payment through the facilities of the Depositary), and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to, and evidencing the same Indebtedness as any unpurchased portion of the Securities surrendered, if any, provided that each such Security will be in a principal amount of $1,000 or an integral multiple of $1,000.

The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Prior to mailing a Change of Control Offer, and as a condition to such mailing, (i) all Senior Indebtedness of the Company or any Subsidiary Guarantor must be repaid in full, or the Company must offer to repay all such Senior Indebtedness and make payment to the holders that accept such offer and obtain waivers of any event of default from the remaining holders of such Senior Indebtedness or (ii) the requisite holders of each issue of such Senior Indebtedness must consent to such Change of Control Offer being made. The Company covenants to effect such repayment or obtain such consent prior to the Change of Control Payment Date, it being a Default of this Section 4.14 if the Company fails to comply with this Section.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.14. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.14, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of the conflict.

Section 4.15                                Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Securities

So long as any of the Securities shall remain outstanding, the Company will, in accordance with Section 2.3 hereof, maintain an office or agency (which may be an office or “drop” facility of the Trustee or an affiliate of the Trustee, or the Registrar) in the continental United States, where the Securities may be surrendered for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect to the Securities may be served, and the Company will, in accordance with Section 2.3 hereof, maintain in the City and State of New York an office or agency where the Securities may be presented or surrendered for payment.  The Company may also from time to time designate one or more other offices or agencies where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City and State of New York where Securities may be presented for payment.  The Company will give to Trustee prompt written notice of the location of any such office or agency and of any change of location thereof.

Section 4.16                                Appointment to Fill a Vacancy in the Office of Trustee

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a successor Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.17                                Provision as to Paying Agent

If the Company shall act as its own Paying Agent, whether directly or through any Subsidiary, it will, by 11:00 a.m., New York City time, on each due date of the principal of, premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto, a sum sufficient to pay such principal or premium or interest so becoming due and will notify the Trustee of any failure to take such action.

Section 4.18                                Maintenance of Corporate Existence

So long as any of the Securities shall remain outstanding, the Company will at all times (except as otherwise provided or permitted in this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and, subject to Article XI hereof, the corporate, partnership or other existence of each Subsidiary Guarantor, if any; provided that nothing herein shall require the Company to continue the existence of any Subsidiary Guarantor if in the judgment of the Company it shall be necessary, advisable or in the interest of the Company to discontinue the same.

Section 4.19                                Compliance Certificate

(a)                                  The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company ending after the Issue Date a brief Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has performed its obligations under this Indenture, and further stating whether or not the signers know of any Default or Event of Default that occurred during such period.  If they do, the certificate shall describe such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

(b)                                 So long as any of the Securities are outstanding, the Company will deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.20                                Taxes

The Company will pay, and will cause each of its Significant Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.21                                Stay, Extension and Usury Laws

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.22                                Further Instruments and Acts

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.23                                Effectiveness of Covenants

The covenants described under Section 4.3, Section 4.4, Section 4.7, Section 4.8, Section 4.9, Section 4.10, Section 4.11 and clause (c) under Section 5.1 will no longer be in effect from and after the time that the Company delivers to the Trustee an Officer’s Certificate certifying that the Securities have an Investment Grade Rating from either S&P or Moody’s, provided that no Default or Event of Default (other than with respect to any such Section or clause) has occurred and is continuing under this Indenture at the time of such notification.

ARTICLE V

SUCCESSOR COMPANY

Section 5.1                                      Merger and Consolidation

The Company will not consolidate with or merge with or into, or sell, convey, assign, transfer or otherwise dispose of all or substantially all its properties and assets to, any Person, unless:

(a)                                  the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and will expressly assume all of the obligations of the Company under any Registration Rights Agreement then in effect;

(b)                                 immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(c)                                  immediately after giving effect to such transaction, on a pro forma basis (on the assumption that the transaction occurred on the first day of the period of four full fiscal quarters ending immediately prior to the consummation of such transaction, with the appropriate adjustments with respect to such transaction being included in such pro forma calculation) the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.3(a); and

(d)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with this Indenture.

For purposes of this Section 5.1, the sale, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.  In addition, the Company shall not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture.

Notwithstanding the preceding clause (c) of this Section 5.1, any Restricted Subsidiary, or any Person with no Indebtedness outstanding, may consolidate with or merge with or into the Company.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1                                      Events of Default

Each of the following is an “Event of Default”:

(1)                                  default in any payment of interest on any Security when due, continued for 30 days, whether or not such payment is prohibited by the provisions described under Article X;

(2)                                  default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under Article X;

(3)                                  failure by the Company to comply with its obligations under Section 5.1;

(4)                                  failure by the Company to comply for 30 days after notice with any of its obligations under Article IV above (other than a failure to purchase Securities which will constitute an Event of Default under clause (2) of this Section 6.1);

(5)                                  failure by the Company to comply for 60 days after notice with any of its other agreements contained in this Indenture;

(6)                                  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than the Securities or any Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(A)                              is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“Borrowed Money Payment Default”); or

(B)                                results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Borrowed Money Payment Default or the maturity of which has been so accelerated, aggregates $25 million or more; provided, however, that if any such Borrowed Money Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such Borrowed Money Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Securities shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree of a competent court;

(7)                                  (A)                              the Company or a Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case or proceeding;

(ii)                                  consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding;

(iii)                               consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)                              makes a general assignment for the benefit of its creditors; or

(v)                                 consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

or takes any comparable action under any foreign laws relating to insolvency; or

(B)                                a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its

Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case;

(ii)                                  appoints a Custodian of the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary or for any substantial part of its property; or

(iii)                               orders the winding up or liquidation of the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

(8)                                  any Subsidiary Guarantee for any reason ceases to be, or is asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect, enforceable in accordance with its terms, except pursuant to the release of any such Subsidiary Guarantee in accordance with this Indenture; or

(9)                                  failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days.

However, a Default under clauses (4) and (5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (4) and (5) of this Section 6.1 after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 6.2                                      Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default described in clause (7) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable.  Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately.  If an Event of Default described in clause (7) of Section 6.1 above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may, on behalf of the Holders of all the Securities, rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.3                                      Other Remedies

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceeding to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.4                                      Waiver of Past Defaults

The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may, on behalf of the Holders of all the Securities, waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, premium, if any, or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected.  When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.5                                      Control by Majority

The Holders of a majority in outstanding principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Subject to Section 7.1, prior to taking any action hereunder, the Trustee shall be entitled to security or indemnity reasonably satisfactory to it against any loss, liability and expense caused by taking or not taking such action.

Section 6.6                                      Limitation on Suits

Except as provided in Section 6.7, a Holder may not pursue any remedy with respect to this Indenture, the Securities or any Subsidiary Guarantee unless:

(1)                                  the Holder has previously given the Trustee written notice stating that an Event of Default is continuing;

(2)                                  Holders of at least 25% in principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy;

(3)                                  such Holder or Holders have furnished the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)                                  the Trustee has not complied with the Holders’ request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                                  the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7                                      Rights of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and (subject to Section 2.11) interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8                                      Collection Suit by Trustee

If an Event of Default specified in Section 6.1(1) or Section 6.1(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on overdue principal and premium, if any, and on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

Section 6.9                                      Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim under Section 7.7 for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

Section 6.10                                Priorities

If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the compensation, expenses and disbursements of the Trustee, its agents, and counsel and all other amounts due to the Trustee under Section 7.7;

Second: subject to the provisions of Article X and Section 11.9, to Holders for amounts due and unpaid on the Securities for principal and interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest and premium, if any, respectively; and

Third: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

Section 6.11                                Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

ARTICLE VII

TRUSTEE

Section 7.1                                      Duties of Trustee

(a)                                  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b)                                 Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                  this paragraph does not limit the effect of Section 7.1(b);

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1(a), 7.1(b) and 7.1(c).

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)                                    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                 Subject to Section 7.1(a), no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it.

Section 7.2                                      Rights of Trustee.

(a)                                  The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, all of which shall conform to the provisions of

Section 12.05.  The Trustee shall be fully protected and shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)                                  The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                    Except for (i) a default under Section 6.1(1) or Section 6.1(2) hereof, or (ii) any other event of which the Trustee has “actual knowledge” and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing of such event by the Company or any Holder of the Securities.

(g)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, upon reasonable notice to the Company and during business hours, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)                                 The rights, privileges, immunities and protections afforded to the Trustee pursuant to this Indenture (including, without limitation, the right to be indemnified) shall also be afforded to the Trustee in each of its capacities hereunder, including Paying Agent, Registrar, Securities Custodian or transfer agent.

(i)                                     The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.3                                      Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4                                      Trustee’s Disclaimer

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.5                                      Notice of Defaults

If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs.  Except in the case of a Default in payment of principal of, premium, if any, or interest on, any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security), the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.6                                      Reports by Trustee to Holders

(a)                                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee shall also comply with Trust Indenture Act Section 313(b).  The Trustee shall also transmit by mail all reports required by Trust Indenture Act Section 313(c).

(b)                                 A copy of each report at the time of its mailing to Holders shall be filed by the Company with the SEC and each stock exchange (if any) on which the Securities are listed.  The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.7                                      Compensation and Indemnity

(a)                                  The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its services as set forth in a separate fee agreement between the Trustee and the Company.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it in accordance with the provisions of this Indenture, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall indemnify and hold harmless the Trustee (in its individual and trustee capacities) and its officers, directors and agents against any and all loss, liability, claims, action, suit, cost or expense (including reasonable attorneys’ fees) of any kind and nature whatsoever Incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise).  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder to the extent that the Company has not been prejudiced thereby.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee’s defense with counsel reasonably acceptable to and approved by the Trustee and there is no conflict of interest between the Company and the Trustee in connection with such defense.  The Company need not pay for any settlement made without its consent, which consent may not be unreasonably withheld.  The Company is not required to reimburse any expense or indemnify against any loss, liability claim, again, suit, cost or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

(b)                                 To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or other property held or collected by the Trustee other than money or other property held in trust to pay principal of, premium, if any, and interest on particular Securities.  The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company.

(c)                                  The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8                                      Replacement of Trustee

(a)                                  A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

(b)                                 The Trustee may resign at any time upon at least 20 days’ prior written notice to the Company.  The Holders of a majority in outstanding principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee.  The Company shall remove the Trustee if: (i) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged bankrupt or insolvent; (iii) a Custodian or other public officer takes charge of the Trustee or its property; or (iv) the Trustee otherwise becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed by the Company or by the Holders of a majority in outstanding principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(d)                                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

(e)                                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in outstanding principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)                                    If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g)                                 Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9                                      Successor Trustee by Merger

(a)                                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee, but only if it is otherwise eligible hereunder.  As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders.

(b)                                 If at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10                                Eligibility; Disqualification

The Trustee shall at all times satisfy the requirements of Trust Indenture Act Section 310(a).  The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.  The Trustee shall comply with Trust Indenture Act Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

Section 7.11                                Preferential Collection of Claims Against Company

The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1                                      Discharge of Liability on Securities; Defeasance

(a)                                  Subject to Section 8.1(c), when (i)(x) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable, whether at their Stated Maturity or upon redemption, or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company and the Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of their Stated Maturity or redemption, (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound; (iii) the Company has paid or caused to be paid (or has deposited or caused to be deposited with the Trustee trust funds pursuant to clause (i) above with respect to the payment of) all sums payable by it under this Indenture and the Securities; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

(b)                                 Subject to Section 8.1(c) and Section 8.2, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture (“legal defeasance option”), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under, Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section 4.6, Section 4.7, Section 4.8, Section 4.9, Section

4.10, Section 4.11, Section 4.12, Section 4.14, Section 4.20 and clause (c) of Section 5.1 and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Section 6.1(3) (solely as it relates to clause (c) of Section 5.1) and Section 6.1(4) and the operation of Sections 6.1(6), 6.1(7) (with respect only to Significant Subsidiaries), 6.1(8) and 6.1(9) and the events specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the “covenant defeasance option”), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby.  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.  If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor shall be released from its obligations with respect to its Subsidiary Guarantee, and any security for the Securities (other than the trust referred to in Section 8.2(1)) shall be released.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default.  If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(4), Section 6.1(6), Section 6.1(7) (with respect only to Significant Subsidiaries), Section 6.1(8) or Section 6.1(9) or the failure of the Company to comply with clause (c) of Section 5.1.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)                                  Notwithstanding the provisions of Section 8.1(a) and Section 8.1(b), the obligations of the Company in Section 2.2, Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.8, Section 2.9, Section 2.10, Section 4.1, Section 4.13, Section 4.15, Section 4.16, Section 4.17, Section 4.18, Section 4.19, Section 4.21, Section 4.22, Section 7.7, Section 7.8 and in this Article VIII shall survive until the Securities have been paid in full.  Thereafter, the obligations of the Company in Section 7.7, Section 8.4 and Section 8.5 shall survive.

Section 8.2                                      Conditions to Defeasance

The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1)                                  the Company irrevocably deposits in trust with the Trustee for the benefit of the Holders money in U.S. dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Securities to their Stated Maturity or redemption, as the case may be;

(2)                                  the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity;

(3)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, with respect to Events of Default specified in Section 6.1(7), on the 91st day after such date of deposit;

(4)                                  such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(5)                                  in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary exceptions, qualifications and exclusions) in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the Issue Date there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance had not occurred;

(6)                                  in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary exceptions, qualifications and exclusions) in the United States to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(7)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to legal defeasance or covenant defeasance, as the case may be, have been complied with.

Section 8.3                                      Application of Trust Money

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, of and interest on the Securities.

Section 8.4                                      Repayment to Company

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of,

premium, if any, or interest on the Securities that remains unclaimed for two years (or any such money then held by the Company or any Subsidiary shall be discharged from any trust hereunder), and thereupon they shall be released from all liability with respect to such money and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.  Nothing contained in this Section 8.4 shall be deemed to affect any obligation of the Trustee or any Paying Agent to search for lost Holders pursuant to Rule 17Ad-17 under the Exchange Act.

Section 8.5                                      Indemnity for U.S. Government Obligations

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.6                                      Reinstatement

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and any Subsidiary Guarantors under this Indenture, the Securities and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company or any Subsidiary Guarantor has made any payment with respect to any Securities because of the reinstatement of its obligations, then it shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

Section 9.1                                      Without Consent of Holders

The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

(1)                                  to cure any ambiguity, omission, defect or inconsistency;

(2)                                  to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under this Indenture and the Securities;

(3)                                  to provide for uncertificated Securities in addition to or in place of certificated Securities (provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(4)                                  to add or release Subsidiary Guarantors in compliance with the applicable provisions of the Indenture;

(5)                                  to secure the Securities or any Subsidiary Guarantee;

(6)                                  to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(7)                                  to make any change that does not adversely affect the legal rights of any Holder;  provided, however, that any change to conform this Indenture to any offering circular or prospectus relating to the offering of any Securities shall not be deemed to adversely affect the legal rights of any Holder;

(8)                                  to comply with any requirement of the SEC in connection with qualifying this Indenture under the Trust Indenture Act;

(9)                                  to provide for the issuance of the Exchange Securities, which will have terms substantially identical in all respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Securities, as a single class of securities;

(10)                            to provide for the issuance of Additional Securities in accordance with this Indenture; or

(11)                            make any change in the subordination provisions of this Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company (or any Representative thereof) under such subordination provisions.

No amendment may be made to the subordination provisions of this Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company then outstanding unless the holders of such Senior Indebtedness (or any Representative thereof authorized to give a consent) consent to such a change.

After an amendment under this Section 9.1 becomes effective, the Company shall mail to each Holder a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

Section 9.2                                      With Consent of Holders

The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of a majority in outstanding principal amount of the Securities

(including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Securities), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Securities may be waived with the written consent of the Holders of a majority in outstanding principal amount of Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).  However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder):

(1)                                  reduce the principal amount of Securities whose Holders must consent to an amendment or waiver;

(2)                                  reduce the stated rate of or extend the stated time for payment of interest on any Security;

(3)                                  reduce the principal of or extend the Stated Maturity of any Security;

(4)                                  reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased in accordance with this Indenture or change any similar provision (other than in respect of any of the provisions of Section 4.8), whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5)                                  make any Security payable in currency other than that stated in the Security;

(6)                                  impair the right of any Holder to receive payment of premium, if any, principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(7)                                  modify any Subsidiary Guarantee in any manner adverse to the Holders of the Securities or release any Subsidiary Guarantee except in accordance with the terms of this Indenture;

(8)                                  make any change in Section 6.4 or 6.7 or the second sentence of this Section 9.2; or

(9)                                  make any change to the subordination provisions of this Indenture that adversely affects the rights of any Holder of Securities.

It shall not be necessary for the consent of the Holders under this Section 9.2  to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.2 becomes effective, the Company shall mail to each Holder a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

Section 9.3                                      Compliance with Trust Indenture Act

Every amendment to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

Section 9.4                                      Revocation and Effect of Consents and Waivers

A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the written notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall become valid or effective more than 120 days after such record date.

Section 9.5                                      Notation on or Exchange of Securities

If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms, but the failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.6                                      Trustee To Sign Amendments

The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating (i) that such amendment is authorized or permitted by this Indenture, (ii) that all conditions precedent to the effectiveness of such amendment have been met and (iii) that no Default or Event of Default will occur as a result of the execution of such amendment.

ARTICLE X

SUBORDINATION OF SECURITIES

Section 10.1                                Securities Subordinate to Senior Indebtedness

The Company covenants and agrees, and each Holder of a Security, by accepting a Security, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article X, the payment of the principal of (and premium, if any) and interest on each and all of the Securities is hereby expressly made subordinate in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company.

Section 10.2                                Liquidation, Dissolution and Bankruptcy of Company

Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company’s assets and liabilities:

(1)                                  holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash (or U.S. dollar-denominated Cash Equivalents) in respect of such Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before the Holders of the Securities shall be entitled to receive any payment of any kind or character with respect to the Securities; and

(2)                                  until the Senior Indebtedness of the Company is paid in full in cash (or U.S. dollar-denominated Cash Equivalents), any payment or distribution to which the Holders of Securities would be entitled but for this Article X (except in Permitted Junior Securities or from the trusts provided for in Section 8.1 and Section 8.2) shall be made to the holders of the Senior Indebtedness of the Company as their interests may appear.

Section 10.3                                Suspension of Payment When Designated Senior Indebtedness in Default

(a)                                  The Company may not pay principal of, premium if any, or interest on, or other payment obligations in respect of, the Securities (except in Permitted Junior Securities or from the trusts provided for in Section 8.1 and Section 8.2) or make any deposit pursuant to the provisions described under Article VIII and may not otherwise purchase, redeem or retire any Securities (collectively, “pay the Securities”) if: (1) any of its Designated Senior Indebtedness is not paid when due beyond applicable grace periods (a “Payment Default”) or (2) any other default on its Designated Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash (or U.S. dollar-denominated Cash Equivalents).

However, the Company may pay the Securities if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing.

(b)                                 The Company shall not pay the Securities for a Payment Blockage Period (as defined below) during the continuance of any default (a “Non-Payment Default”), other than a Payment Default described in Section 10.3(a), on any of its Designated Senior Indebtedness that permits the holders of such Designated Senior Indebtedness to accelerate its maturity immediately without either further notice (except such notice as may be required to effect such acceleration) or the expiration of any application grace periods.  A “Payment Blockage Period” commences on the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of a default of the kind described in the immediately preceding sentence from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ends on the earliest of (a) 179 days thereafter, (b) the date on which such Non-Payment Default is cured, waived in writing or otherwise ceases to exist, (c) the date on which such Designated Senior Indebtedness is repaid in full in cash or Cash Equivalents or (d) the date on which such Payment Blockage Period will have been terminated by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice.

The Company may resume payments on the Securities after the end of the Payment Blockage Period (including any missed payments), unless the holders of such Designated Senior Indebtedness or the Representative of such holders has accelerated the maturity of such Designated Senior Indebtedness.  Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.  In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.  For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

(c)                                  If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee will promptly notify the holders of the Designated Senior Indebtedness of the Company or the Representative of such holders of the acceleration.

(d)                                 In the event that, notwithstanding the foregoing, the Company makes any payment or distribution to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 10.3, then and in such event (and subject to the next sentence with respect to the Trustee) such payment or distribution will be paid over and delivered forthwith to the Company.  In the event that the Company makes any payment in respect of the Securities to the Trustee and the Trustee receives written notice of a Payment Default or a Non-Payment Default from one or more of the holders of Designated Senior Indebtedness of the Company (or their Representative) prior to making any payment to Holders in respect of the Securities and prior to 11:00 a.m., New York City time, on the date which is two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose, such payments will be paid over by the Trustee and delivered forthwith to the Company.

Section 10.4                                Subrogation to Rights of Holders of Senior Indebtedness

After all Senior Indebtedness of the Company is irrevocably paid in full in cash (or U.S. dollar-denominated Cash Equivalents) and until the Securities are paid in full, Holders of Securities shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Indebtedness of the Company to receive distributions applicable to such Senior Indebtedness.  A distribution made under this Article X to holders of Senior Indebtedness of the Company that otherwise would have been made to Holders of the Securities is not, as between the Company and the Holders of Securities, a payment by the Company on the Senior Indebtedness of the Company.

Section 10.5                                Provisions Solely to Define Relative Rights

This Article X defines the relative rights of Holders of Securities and holders of Senior Indebtedness.  Nothing in this Indenture shall:

(1)                                  impair, as between the Company and Holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Securities in accordance with their respective terms;

(2)                                  affect the relative rights of Holders of Securities and other creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

(3)                                  prevent the Trustee or any Holder of Securities from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Securities.

If the Company fails because of this Article X to pay principal of, premium, if any, or interest on a Securities on the due date, the failure is still a Default or Event of Default.

Section 10.6                                Trustee to Effectuate Subordination

Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article X and appoints the Trustee its attorney-in-fact for any and all such purposes.

Section 10.7                                No Waiver of Subordination Provisions

(a)                                  No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

(b)                                 Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness of the Company, do any one or more of the following:  (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of the Company, or otherwise amend or supplement in any manner Senior Indebtedness of the Company or any instrument evidencing the same or any agreement under which Senior Indebtedness of the Company is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Company; (iii) release any Person liable in any manner for the collection of Senior Indebtedness of the Company; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 10.8                                Notice to Trustee

(a)                                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities.  Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness of the Company (or from any Representative therefor) with respect to a Payment Default, or one or more of the holders of Designated Senior Indebtedness (or from any Representative therefor), with respect to a Non-Payment Default; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Securities), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

(b)                                 Subject to Section 7.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a Representative thereof) to establish that such notice has been given by a holder of Senior Indebtedness of the Company (or a Representative thereof).  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article.

Section 10.9                                Reliance on Judicial Order or Certificate of Liquidating Agent

Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to Section 7.1, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

Section 10.10                          Trustee Not Fiduciary for Holders of Senior Indebtedness

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article X or otherwise.

Section 10.11                          Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Company, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

ARTICLE XI

SUBSIDIARY GUARANTEE

Section 11.1                                Subsidiary Guarantee

Each Subsidiary Guarantor that becomes a party hereto by executing and delivering a supplement to this Indenture pursuant to Section 4.11, jointly and severally, unconditionally and irrevocably, Guarantees to each Holder and to the Trustee and its successors and assigns the full and punctual payment of principal of, premium (if any) and interest on the Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations owing by the Company under this Indenture (including obligations owing to the Trustee) and the Securities (all the foregoing being hereinafter collectively called the “Obligations”).  The Subsidiary Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Subsidiary Guarantors, and that the Subsidiary Guarantors will remain bound under this Article XI notwithstanding any extension or renewal of any Obligation.

The Subsidiary Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment.  The Subsidiary Guarantors waive notice of any Default under the Securities or the Obligations.  The obligations of the Subsidiary Guarantors hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any Obligation; (iii) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article XI), the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; (vi) any change in the ownership of the Company; or (vii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantors or would otherwise operate as a discharge of the Subsidiary Guarantors as a matter of law or equity (except for the payment of the Obligations in full).

The Subsidiary Guarantors, jointly and severally, further agree that their Guarantees herein constitute a guarantee of payment when due (and not a Guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

The obligations of the Subsidiary Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except to the extent provided in Section 11.2 and Section 11.4), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

The Subsidiary Guarantors, jointly and severally, further agree that their Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Subsidiary Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, the Subsidiary Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

The Subsidiary Guarantors, jointly and severally, agree that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of each Subsidiary Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section 11.1.

The Subsidiary Guarantors, jointly and severally, also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.1.

Section 11.2                                Limitation on Liability

Each Subsidiary Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article XI, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.3                                Execution and Delivery of Notation of Subsidiary Guarantee

To evidence its Subsidiary Guarantee set forth in Section 11.1, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by manual or facsimile signature of an Officer of such Subsidiary Guarantor on each Security authenticated and delivered by the Trustee.

Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.1 will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.  If an Officer whose signature is on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in Section 11.1 on behalf of each Subsidiary Guarantor.

Section 11.4                                Successors and Assigns; Releases

(a)                                  This Article XI shall be binding upon the Subsidiary Guarantors and their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

(b)                                 So long as no Event of Default has occurred and is continuing, the Subsidiary Guarantee of a Subsidiary Guarantor will be released:

(1)                                  (A) in connection with any sale or other disposition (other than by lease) of all or substantially all of the properties and assets of that Subsidiary Guarantor (including by way of merger or consolidation, whether or not such Subsidiary Guarantor is the surviving Person) or (B) in connection with any sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary or the Company and in each case provided that (I) the Company otherwise complies with the terms of this Indenture (including, without limitation, Section 4.8) with respect to such transaction and (II) upon completion of such transaction all obligations of such Subsidiary Guarantor with respect to Guarantees of other Indebtedness of the Company or any other Subsidiary Guarantor terminate;

(2)                                  if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;

(3)                                  upon the release or discharge of all Guarantees by such Subsidiary Guarantor of Indebtedness of the Company (other than the Securities) or any other Subsidiary Guarantor, except a release or discharge by or as a result of the payment of such Indebtedness by such Subsidiary Guarantor pursuant to its Guarantee; or

(4)                                  if the Company satisfies and discharges this Indenture or exercises either its legal defeasance option or its covenant defeasance option pursuant to Section 8.1.

Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect of any of clause (1), (2), (3) or (4) of this Section 11.4(b), the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

Section 11.5                                No Waiver

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

Section 11.6                                Right of Contribution

Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such

Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder who has not paid its proportionate share of such payment.  Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of this Article XI.  The provisions of this Section 11.6 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 11.7                                No Subrogation

Notwithstanding any payment or payments made by any of the Subsidiary Guarantors hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full.  If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 11.8                                Modification

No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by the Subsidiary Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Subsidiary Guarantors in any case shall entitle the Subsidiary Guarantors to any other or further notice or demand in the same, similar or other circumstances.

Section 11.9                                Subordination

Any Subsidiary Guarantee shall be subordinated to Senior Indebtedness of the Subsidiary Guarantor to the same extent the Securities are subordinated to Senior Indebtedness of the Company pursuant to Article X as if the Subsidiary Guarantor were named in such Article in lieu of the Company.

ARTICLE XII

MISCELLANEOUS

Section 12.1                                Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.

Section 12.2                                Notices

Any notice or communication shall be in writing in the English language and delivered in person or mailed by first-class mail, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows (unless the Company and the Trustee agree to another method of delivery):

if to the Company or any Subsidiary Guarantor:

Pogo Producing Company
5 Greenway Plaza, Suite 2700
Houston, Texas 77046-2504
Attention:  Chief Financial Officer
Fax:  (713) 297-4954; or

if to the Trustee:

The Bank of New York Trust Company, N.A.
600 Pearl Street, Suite 420
Dallas, Texas 75201
Attention:  Corporate Trust Department
Fax:  (214) 880-8241

The Company or any Subsidiary Guarantor, by notice to the Trustee, or the Trustee by notice to the Company and each Subsidiary Guarantor, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be delivered to the Holder at the Holder’s address as it appears on the registration books of the Registrar by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.

All notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; (other than those sent to Holders) when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.3                                Communication by Holders with other Holders

Holders may communicate pursuant to the Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of the Trust Indenture Act Section 312(c).

Section 12.4                                Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee: (i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.5                                Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (i) a statement that the individual making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 12.6                                When Securities Disregarded

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.  Securities so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Securities and that the pledgee is not the Company or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

Section 12.7                                Legal Holidays

A “Legal Holiday” is a day that is not a Business Day.  Notwithstanding any other provisions of this Indenture, the Securities or any Subsidiary Guarantees, if a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 12.8                                Governing Law

THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES.

Section 12.9                                No Personal Liability of Directors, Officers, Employees and Shareholders

No past, present or future director, officer, employee, incorporator,  shareholder, member, manager or partner, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

Section 12.10                          Successors

All agreements of the Company and any Subsidiary Guarantors in this Indenture and the Securities and any Subsidiary Guarantees shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11                          Multiple Originals; Counterparts

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  This Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

Section 12.12                          Severability

In case any provision in this Indenture or in the Securities or any Subsidiary Guarantees is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13                          Consent to Jurisdiction

Each of the Company and any Subsidiary Guarantor irrevocably submits to the non-exclusive jurisdiction of any competent New York state or U.S. federal court located in the City and State of New York over any suit, action or proceeding arising out of or relating to this

Indenture or any Subsidiary Guarantee or Security.  Each of the Company and any Subsidiary Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum.

Section 12.14                          Table of Contents; Headings

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.15                          No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

POGO PRODUCING COMPANY

By:	/s/ James P. Ulm, II
James P. Ulm, II
Senior Vice President
and Chief Financial Officer

THE BANK OF NEW YORK
TRUST COMPANY, N.A.

By:	/s/ John C. Stohlmann
John C. Stohlmann
Vice President

Signature Page to Pogo Producing Company Indenture, dated as of March 29, 2004

EXHIBIT A

[FACE OF SECURITY]

POGO PRODUCING COMPANY

6.625% SENIOR SUBORDINATED NOTE DUE 2015

CUSIP NO.

No.                                                                                                                                                               Principal Amount $

Pogo Producing Company, a Delaware corporation, promises to pay to                         , or registered assigns, the principal sum of                             dollars [or such other amount as may be indicated on the Schedule of Exchanges of Interests in the Global Security attached hereto] on March 15, 2015.

Interest Payment Dates:  March 15 and September 15 commencing September 15, 2005.

Record Dates:  March 1 and September 1.

Dated:

POGO PRODUCING COMPANY

By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

* Delete for Definitive Security

[BACK OF SECURITY]

POGO PRODUCING COMPANY

6.625% SENIOR SUBORDINATED NOTE DUE 2015

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                       Interest.  Pogo Producing Company, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at 6.625% per annum from March 29, 2005 until maturity [and shall pay the Special Interest, if any, payable pursuant to Section 2(c) of the Registration Rights Agreement.]  The Company will pay interest [including Special Interest, if any,]* semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2005.  The Company will pay interest (which includes post-petition interest that may be paid in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect; it will pay interest (which includes post-petition interest that may be paid in any proceeding under any Bankruptcy Law) on overdue installments of interest [including Special Interest, if any,]* (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment.  The Company will pay interest on the Securities (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to Defaulted Interest.  The Securities will be payable as to principal, premium, if any, and interest at the office or agency maintained or designated by the Company for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest,

* Delete for Exchange Security

and premium, if any, on all Global Securities and all other Securities the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent prior to the relevant record date.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  The principal of the Securities shall be payable only upon surrender of any Security at the specified offices of any Paying Agent.

3.                                       Paying Agent and Registrar.  Initially, The Bank of New York Trust Company, N.A. (“Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4.                                       Indenture.  The Company issued the Securities under an Indenture, dated as of March 29, 2005 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling to the extent permitted by law.  The Securities are unsecured obligations of the Company.  The Company initially issued $300,000,000 aggregate principal amount of Securities.  The Company may issue Additional Securities under the Indenture, subject to Section 4.3 of the Indenture.

5.                                       Optional Redemption.

(a)                                  On and after March 15, 2010, the Company may redeem all or, from time to time, part of the Securities upon not less than 10 nor more than 60 days’ notice at the Redemption Prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest on the Securities, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning March 15 of the years indicated:

Year	Redemption Price
2010	103.313%
2011	102.208%
2012	101.104%
2013 and thereafter	100.000%

(b)                                 Prior to March 15, 2008, the Company may on one or more occasions redeem up to 35% of the aggregate original principal amount of the Securities (including any Additional Securities), with the Net Cash Proceeds of one or more Equity Offerings at a Redemption Price of 106.625% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that (i) at least 65% of the aggregate original principal amount of the Securities (including any Additional Securities) remains outstanding after each such redemption and (ii) such redemption occurs within 120 days after the closing of the related Equity Offering.

(c)                                  The Company may, at its option, prior to March 15, 2010, redeem the Securities, as a whole at any time or in part from time to time, at a Redemption Price equal to the sum of:

(1)                                  accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), plus

(2)                                  the Applicable Premium at the Redemption Date.

6.                                       Subordination.  The Securities are subordinated to Senior Indebtedness of the Company.  To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid.  In addition, a Subsidiary Guarantee, if any, is subordinated to Senior Indebtedness of the relevant Subsidiary Guarantor.  The Company agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

7.                                       Denominations, Transfer, Exchange.  The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Registrar or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture.  The Company, the Trustee and the Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part.  Also, the Company, the Trustee and the Registrar need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

If this is a Global Security, this Security represents the aggregate principal amount of outstanding Securities from time to time endorsed hereon, and the aggregate principal amount of outstanding Securities represented by this Security may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases, transfers and redemptions in accordance with the Indenture.

8.                                       Persons Deemed Owners.  The registered Holder of a Security may be treated as its owner for all purposes.

9.                                       Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Securities may be waived with the written consent of the Holders of a majority in outstanding principal amount of the Securities.  Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption by successor entities of the Company’s obligations under the Indenture and the Securities, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iv) to add or release Guarantees with respect to the Securities, (v) to secure the Securities or any Subsidiary Guarantee, (vi) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, (vii) to make any change that does not adversely affect the rights of any Holder, (viii) to comply with any requirement of the SEC in connection with qualifying the Indenture under the Trust Indenture Act, (ix) to provide for the issuance of the Exchange Securities, (x) to provide for the issuance of Additional Securities or (xi) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company under such subordination provisions, in each case in accordance with and as more fully provided in the Indenture.

10.                                 Defaults.  If an Event of Default shall occur and be continuing, the Securities may be declared (or shall become without any declaration, as the case may be) due and payable in the manner and with the effect provided in the Indenture.

11.                                 Defeasance.  The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related Events of Default, subject to compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

12.                                 Authentication.  This Security will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

13.                                 Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

14.                                 [Compliance with Registration Rights Agreement.  By accepting a Security, each Holder acknowledges and agrees to the provisions of the Exchange and Registration Rights Agreement, dated as of March 29, 2005, among the Company and the other parties named on the signature pages thereof, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.]*

15.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

* Delete for Exchange Security

16.                               Governing Law.  The law of the State of New York will govern and be used to construe and enforce the Indenture and the Securities.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement].  Requests may be made to:

Pogo Producing Company

P.O. Box 2504

Houston, Texas 77252-2504

* Delete for Exchange Security

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:*

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 4.8 or Section 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.8                                                                                                                       ☐ Section 4.14

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.8 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee:*

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Officer of Trustee or Securities Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Pogo Producing Company
P. O. Box 2504
Houston, Texas 77252-2504

The Bank of New York Trust Company, N.A.
600 Pearl Street, Suite 420
Dallas, Texas 75201
Attention:  Corporate Trust Department

Re:  Pogo Producing Company 6.625% Senior Subordinated Notes due 2015

(CUSIP [730448 AQ 0](1) [U72645 AB 7](2)

Reference is hereby made to the Indenture, dated as of March 29, 2005 (the “Indenture”), between Pogo Producing Company (the “Company”) and The Bank of New York Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    (the “Transferor”) owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of $                    in such Security[ies] or interests (the “Transfer”), to                                        (the “Transferee”).  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Restricted Definitive Security pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Restricted Definitive Security and in the Indenture.

(1)                                  For Securities sold in reliance on Rule 144A.

(2)                                  For Securities sold in reliance on Regulation S.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Restricted Definitive Security pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

3.  ☐  Check if Transferee is an Institutional Accredited Investor that will take delivery of a beneficial interest in the IAI Global Security or a Restricted Definitive Security.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable securities laws of any state of the United States, and is supported by a certificate executed by the Transferee in the form of Exhibit D to the Indenture and, if such transfer is in respect of a principal amount of Securities of less than $250,000, an Opinion of Counsel provided by the Transferor or Transferee.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a)  ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(b)  ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(c)  ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Pogo Producing Company

P. O. Box 2504

Houston, Texas 77252-2504

The Bank of New York Trust Company, N.A.

600 Pearl Street, Suite 420

Dallas, Texas 75201

Attention:  Corporate Trust Department

Re:  Pogo Producing Company 6.625% Senior Subordinated Notes due 2015

(CUSIP [730448 AQ 0](1)  [U72645 AB 7](2)

Reference is hereby made to the Indenture, dated as of March 29, 2005 (the “Indenture”), between Pogo Producing Company (the “Company”) and The Bank of New York Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                (the “Owner”) owns and proposes to exchange the Security[s] or interest in such Security[s] specified herein, in the principal amount of $                                 in such Security[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                       Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

(a)  ☐                Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(1)                                  For Securities sold in reliance on Rule 144A.

(2)                                  For Securities sold in reliance on Regulation S.

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(b)  ☐               Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

                                    ,

The Bank of New York Trust Company, N.A.,

as Trustee and Registrar

600 Pearl Street, Suite 420

Dallas, Texas 75201

Attention:  Corporate Trust Department

Ladies and Gentlemen:

We are delivering this letter in connection with our purchase of 6.625% Senior Subordinated Notes due 2015 (the “Notes”) of Pogo Producing Company (the “Company”).  We hereby confirm that:

(i)                                     we are an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an “Institutional Accredited Investor”);

(ii)                                  any purchase of Notes by us will be for our own account or, if we are buying for one or more institutional accounts for which we are acting as fiduciary or agent and we are not a bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), each such account is an Institutional Accredited Investor;

(iii)                               we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes and we, and any accounts for which we are acting, are able to bear the economic risks of its or their investment;

(iv)                              we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided, however, that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

(v)                                 we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

We understand that the Notes were offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for

D-1

which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only (i) in the United States to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iii) outside the United States in a transaction meeting the requirements of Rule 903 or 904 under the Securities Act, (iv) to the Company, (v) to another Institutional accredited Investor, or (vi) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States, and we will, and each subsequent holder of the Notes is required to, notify any subsequent purchaser from us or it of the resale restrictions set forth in clauses (i) – (vi) above.  We acknowledge that the Notes will bear legends substantially to the foregoing effect.  We understand that the registrar will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with.

We acknowledge that you and the Company will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Name of Purchaser]

By:
Name:
Title:
Address:

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EXHIBIT E

FORM OF NOTATION OF SUBSIDIARY GUARANTEE

For value received, the undersigned Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, with each other Subsidiary Guarantor, unconditionally guaranteed, to the extent set forth in, and subject to the provisions of, the Indenture dated as of March 29, 2005 (the “Indenture”) between Pogo Producing Company (the “Company”), and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), (a) the full and punctual payment of the principal of, premium, if any, and interest [including Special Interest,]* on the Securities (as defined in the Indenture) when due, whether at Stated Maturity, or upon optional redemption, required repurchase pursuant to Section 4.8 or Section 4.14 of the Indenture, acceleration or otherwise, and all other monetary obligations owing by the Company under the Indenture (including obligations owing to the Trustee) and the Securities, all as more fully provided in Article XI of the Indenture.  The obligations of the undersigned Subsidiary Guarantor to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.  Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that each Subsidiary Guarantee shall be subject to release in accordance with the provisions of the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

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EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY FUTURE SUBSIDIARY GUARANTORS

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is dated as of                         , 20   , among [Name of Future Subsidiary Guarantor(s)] (the “New Subsidiary Guarantor”), a subsidiary of Pogo Producing Company, a Delaware corporation (the “Company”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein), the Company and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 29, 2005, providing for the issuance of its 6.625% Senior Subordinated Notes due 2015 (the “Securities”);

WHEREAS, Section 4.11 of the Indenture provides that in certain circumstances the Company will require a Restricted Subsidiary to execute and deliver a supplemental indenture to the Indenture providing for a Subsidiary Guarantee of such Restricted Subsidiary, and such circumstances have arisen in relation to the New Subsidiary Guarantor; and

WHEREAS, pursuant to Article XI of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend the Indenture without the consent of any Holder.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.                                       CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       AGREEMENT TO GUARANTEE.  The New Subsidiary Guarantor hereby agrees, jointly and severally, with all other Subsidiary Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture.  The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

3.                                       SUBORDINATION.  Each Subsidiary Guarantee shall be subordinated to Senior Indebtedness of the Subsidiary Guarantor to the same extent the Securities are subordinated to Senior Indebtedness of the Company pursuant to Article X of the Indenture as if the Subsidiary Guarantor were named in such Article in lieu of the Company.  Each Subsidiary Guarantor agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect.

4.                                       EXECUTION AND DELIVERY.  Each Subsidiary Guarantor agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

5.                                       NEW YORK LAW TO GOVERN.  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

6.                                       COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.                                       EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                                       THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantors and the Company.  This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms set forth in the Indenture with the same force and effect as if those terms were repeated at length herein and made applicable to the Trustee with respect hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                         , 20

[NEW SUBSIDIARY GUARANTOR]

By:
Name:
Title:

[OTHER SUBSIDIARY GUARANTORS]

By:
Name:
Title:

POGO PRODUCING COMPANY

By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:
Name:
Title:

SCHEDULE I

CASH EQUIVALENT INVESTMENTS

The Existing Credit Facility defines Cash Equivalent Investments to mean, at any time:

(a)                                  securities maturing not more than one year after such time, issued or guaranteed by the United States Government or any Government Sponsored Enterprise;

(b)                                 commercial paper, maturing not more than nine moths from the date of issue, which is issued (i) a corporation (other than an Affiliate or a Subsidiary of the Company) organized under the laws of any state of the United States or of the District of Columbia and having an Investment Grade Rating or (ii) any lender (or its holding company) party to the Existing Credit Facility (“Lender”);

(c)                                  any certificate of deposit, banker’s acceptance or other bank obligations, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000 or (ii) any Lender;

(d)                                 any repurchase agreement entered into with any Lender (or other commercial banking institution of the state referred to in clause (c)(i) above that (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above, and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder;

(e)                                  any loan participation in a loan which is to a borrower with a long-term unsecured debt rating of investment grade or higher from any nationally recognized rating agency and is made by (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000 or (ii) any Lender;

(f)                                    any evidence of indebtedness, maturing not more than one year after such time, issued or guaranteed by any agency or instrumentality of the United States Government, which has a rating of “A-” or better from S&P or a rating of “A3” or better from Moody’s;

(g)                                 any interest bearing account at, or certificate of deposit maturing not more than one year after such time issued by, a U.S. savings and loan association which has a rating of “A-“ or better from S&P or a rating of “A3” or better from Moody’s on its long-term unsecured debt and which has combined capital and surplus and undivided profits of not less than $100,000,000;

(h)                                 any interest bearing account at, or certificate of deposit maturing not more than one year after such time, payable in U.S. dollars and issued by, (i) a foreign banking institution or foreign branch of a U.S. banking institution, which banking institution has a rating of “A-” or

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better from S&P or a rating of “A3” or better from Moody’s on its long-term unsecured debt and combined capital and surplus and undivided profits of not less than $100,000,000, or (ii) any foreign subsidiary of a U.S. banking institution, which U.S. banking institution has a rating of “A-” or better from S&P or a rating of “A3” or better from Moody’s and which subsidiary has combined capital and surplus and undivided profits of not less than $100,000,000 or (iii) any Lender;

(i)                                     any evidence of Indebtedness (including variable rate demand notes), maturing not more than one year after such time, issued by any State of the United States, by any county or municipality organized or incorporated under the laws of any State of the United States or by any agency or subdivision of any of the foregoing, in each case rated “A-” or better by S&P or rated “A3” or better by Moody’s;

(j)                                     any auction rate or preferred securities issued by domestic or foreign corporations, municipalities or closed-end management investment companies that are designed as short term money market instruments and are rated “A-” or better by S&P or “A3” or better by Moody’s, provided that such Investment will not result in any violation of Federal Reserve System Board Regulation U and further provided that the Company’s ownership interest will not exceed (and will not be convertible into shares which exceed) 5% of the issuer’s outstanding shares entitled to vote unless such ownership interest is acquired pursuant to a merger agreement between the Company and such issuer;

(k)                                  any mutual funds or similar investment vehicles investing primarily in Investments of the types set forth in the foregoing clauses (a) through (j), provided that ratings requirements shall be applicable to the mutual fund rather than the underlying Investments, as follows: such mutual funds shall, in each case, have a rating of “A-” or better from S&P or a rating of “A3” from Moody’s or a rating satisfactory to the Administrative Agent under the Existing Credit Facility from another recognized rating agency satisfactory to the Administrative Agent, provided, however, that (i) any Investment which when made complies with the requirements of any of the foregoing clauses (f), (g) or (h) may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (ii) no Investment otherwise permitted by clause (i) or (j) shall be permitted to be made directly or indirectly through a mutual fund if, immediately or after giving effect thereto, any Default shall have occurred and be continuing; and

(l)                                     any Investments outside the United States by the Company or any of its Restricted Subsidiaries which are the functional foreign equivalents in all material respects to the Investments described in the foregoing clauses (a) through (g), (i) and (k); provided, however, that at no time may the aggregate amount of any individual Investment permitted under this clause (l) constitute more than 10% of the total principal amount of any applicable mutual fund or other similar investment vehicle in which the Investment has been made.

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